UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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COINSTAR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2007

Dear Coinstar Stockholders:

We are pleased to invite you to the 2007 Annual Meeting of Stockholders of Coinstar, Inc. The meeting will begin at 10:00 a.m. local time on Monday, June 4, 2007, at Coinstar’s offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004. Directions and a map to our offices are located on the back of this Proxy Statement.

At the meeting, you will be asked to:

•	elect two directors to our Board of Directors;

•	approve an amendment to our 1997 Amended and Restated Equity Incentive Plan;

•	ratify the Audit Committee’s appointment of KPMG LLP as our independent auditors; and

•	consider any other business properly presented at the meeting.

The Board of Directors recommends that you vote FOR the election of the director nominees, FOR the amendment to our 1997 Amended and Restated Equity Incentive Plan, and FOR the ratification of appointment of KPMG LLP as our independent auditors. You will also have the opportunity to hear a review of our business operations during the past year and ask questions.

If you have any questions concerning the annual meeting or any matters contained in the Proxy Statement, please contact our Investor Relations Department via telephone at (425) 943-8000 or via email at invest@coinstar.com.

We hope you can join us on Monday, June 4th. Regardless of whether you plan to attend the meeting, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Keith D. Grinstein	David W. Cole
Chairman of the Board	Chief Executive Officer

COINSTAR, INC.

1800 114th Avenue S.E.

Bellevue, WA 98004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 4, 2007

10:00 A.M. LOCAL TIME

BELLEVUE, WASHINGTON

TO THE STOCKHOLDERS OF COINSTAR, INC.:

On Monday, June 4, 2007, we will hold our 2007 Annual Meeting of Stockholders (the “Annual Meeting”) at our offices at 1800 114th Avenue S.E., Bellevue, Washington 98004. The Annual Meeting will begin at 10:00 a.m. local time. Directions and a map to the conference center are located on the back of this Proxy Statement.

At the Annual Meeting, stockholders will be asked to:

1.	elect two directors to our Board of Directors;

2.	approve an amendment to our 1997 Amended and Restated Equity Incentive Plan;

3.	ratify the Audit Committee’s appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors; and

4.	consider any other business properly presented at the meeting and any adjournment or postponement of the meeting.

The Proxy Statement, which follows this notice, fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

You are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on Thursday, April 12, 2007. At the Annual Meeting and for ten business days prior to the meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices, 1800 114th Avenue S.E., Bellevue, Washington 98004. If you would like to view the stockholder list, please call our Investor Relations Department at (425) 943-8000.

Regardless of whether you plan to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if a broker, bank, or other nominee holds your shares as record holder and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy card issued in your name.

The Proxy Statement is furnished in connection with the solicitation of proxies by Coinstar, Inc. on behalf of the Board of Directors for the Annual Meeting. Distribution of the Proxy Statement and form of proxy to stockholders is scheduled to begin on April 27, 2007.

By Order of the Board of Directors

Donald R. Rench
Corporate Secretary

Bellevue, Washington

April 27, 2007

COINSTAR, INC.

1800 114th Avenue S.E.

Bellevue, WA 98004

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION CONCERNING PROXIES AND VOTING AT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Coinstar, Inc. (“Coinstar,” the “Company,” “we,” “us,” or “our”), a Delaware corporation, of proxies to be voted at our 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting.

You are invited to attend our Annual Meeting on Monday, June 4, 2007, beginning at 10:00 a.m. local time. The Annual Meeting will be held at our offices at 1800 114th Avenue S.E., Bellevue, Washington 98004. Directions and a map to the conference center are located on the back of this Proxy Statement.

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and Board committees, the compensation of directors and certain current executive officers for fiscal 2006, and other information.

Who is entitled to vote?

Holders of Coinstar common stock at the close of business on Thursday, April 12, 2007 (the “Record Date”), are entitled to receive the Notice of Annual Meeting of Stockholders (the “Notice”) and vote at the Annual Meeting. As of that date, there were 27,803,759 shares of Coinstar common stock outstanding and entitled to vote.

How many votes do I have?

Each share of Coinstar common stock is entitled to one vote on each matter properly brought before the Annual Meeting. For example, if you own 30 shares of Coinstar common stock, you are entitled to 30 votes at the Annual Meeting. Stockholders do not have cumulative voting rights.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Coinstar’s transfer agent, Computershare Trust Company, Inc. (“Computershare”), you are considered, with respect to those shares, the “stockholder of record.” The Notice, Proxy Statement, Coinstar’s 2006 Annual Report on Form 10-K, and proxy card have been sent directly to you by Broadridge (f/k/a ADP Investor Communications Services).

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares. The Notice, Proxy Statement, Coinstar’s 2006 Annual Report on Form 10-K, and proxy card have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

What am I voting on?

You are being asked to vote on the following three proposals:

(i) to elect two directors to hold office until the 2010 annual meeting of stockholders;

(ii) to approve an amendment to our 1997 Amended and Restated Equity Incentive Plan; and

(iii) to ratify the Audit Committee’s appointment of KPMG LLP, an independent registered public accounting firm, as independent auditors of Coinstar for the fiscal year ending December 31, 2007.

How do I vote?

By Mail.    Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

In Person at the Annual Meeting.    All stockholders as of the Record Date may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

(i) delivering written notice to the Company;

(ii) timely delivery of a valid, subsequent proxy; or

(iii) voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for ten business days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices at 1800 114th Avenue S.E., Bellevue, Washington 98004, by contacting the Corporate Secretary. The list will also be available at the Annual Meeting.

What are the voting requirements to elect directors and to approve each of the proposals described in this Proxy Statement?

The holders of a majority of the outstanding shares of Coinstar common stock entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, are necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner, your broker, bank, or other holder of record is permitted to vote your shares on the election of directors and the ratification of KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. However, such record holder may not vote your shares on the proposal to amend our 1997 Amended and Restated Equity Incentive Plan because such proposal is considered “non-discretionary.” Accordingly, without your voting instructions on that proposal, a broker non-vote will occur.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions are given by the stockholder, will be voted in accordance with those instructions. If you are a stockholder of record and you return your proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy in the manner recommended by the Board of Directors. The Board recommends a vote for each of the proposals.

Election of Directors.    A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of directors.

Approval of an Amendment to Coinstar’s 1997 Amended and Restated Equity Incentive Plan.    The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the amendment to our 1997 Amended and Restated Equity Incentive Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Ratification of KPMG LLP and Other Proposals.    Under Coinstar’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG LLP as our independent auditors and any other proposals. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” these proposals.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the Notice. If any other matters are properly presented at the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

What is the effect of the proposal to ratify the Audit Committee’s appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007?

Selection of Coinstar’s independent auditors is not required to be submitted to a vote of stockholders. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent auditors. However, the Board of Directors has elected to submit the selection of KPMG LLP as our independent auditors to stockholders for ratification as a matter of good corporate practice. If a majority of all shares present in person or represented by proxy and entitled to vote at the Annual Meeting fail to vote for the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without resubmitting the matter to Coinstar’s stockholders. Even if a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting vote for the appointment, the Audit Committee may, at its discretion, appoint different independent auditors at any time during the year.

Who counts the votes?

Computershare will serve as the inspector of election and will count all votes. The inspector of election will separately count affirmative and negative votes, abstentions, and broker non-votes.

Who will pay for the cost of this proxy solicitation?

Coinstar will bear the cost of soliciting proxies. Proxies may be solicited on our behalf by Coinstar directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission. No additional compensation will be paid to directors, officers, or other regular employees for such services. We furnish copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial stockholders. We may reimburse persons representing beneficial stockholders of common stock for their costs of forwarding solicitation materials to such beneficial stockholders. In addition, we have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for fees of approximately $9,500, plus reimbursement of out-of-pocket expenses.

When will Coinstar announce the results of the voting?

We will announce preliminary voting results at the Annual Meeting. Final and official voting results will be disclosed no later than the filing of our quarterly report on Form 10-Q for the quarter ended June 30, 2007 (which will be available at www.sec.gov and on our website at www.coinstar.com).

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a Coinstar stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. In order to be admitted to the Annual Meeting, you must present photo identification. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record as of the Record Date. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee, or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Bylaws divide the Board of Directors into three classes. Each class has a three-year term. Only persons elected by a majority of the remaining directors may fill vacancies on the Board. As of April 27, 2007, the Board was composed of seven members, divided into three classes as follows:

Term Expiring 2007:	Keith D. Grinstein and Ronald B. Woodard
Term Expiring 2008:	Deborah L. Bevier, David M. Eskenazy, and Robert D. Sznewajs
Term Expiring 2009:	David W. Cole and R. Michael Rouleau

If elected at the Annual Meeting, Messrs. Grinstein and Woodard will serve until the 2010 annual meeting of stockholders or until their respective successor is duly elected and qualified, or until their death, resignation, or retirement. Ms. Bevier and each of Messrs. Eskenazy, Sznewajs, Cole, and Rouleau will continue in office until their respective successor is duly elected and qualified, or until their death, resignation, or retirement.

Except as otherwise specified in a proxy, proxies will be voted for the director nominees. Messrs. Grinstein and Woodard have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. If any nominee becomes unavailable to serve as a director, proxies will be voted for the election of such person as shall be designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

Nominees for election to a three-year term expiring at the 2010 Annual Meeting of Stockholders

Keith D. Grinstein

Keith D. Grinstein, 46, has been a director of Coinstar since August 2001 and has served as the Board of Directors’ non-employee chairperson since June 2002. Mr. Grinstein is currently a partner at Second Avenue Partners (a venture capital fund). He has also held a number of senior executive positions at Nextel International, Inc. (a telecommunications company), serving as its president from January 1996 to March 1999, its chief executive officer from January 1996 to August 1999, and a member of its board of directors from 1996 until 2002. Mr. Grinstein previously served as president and chief executive officer of the Aviation Communications Division of AT&T Wireless Services, Inc. (formerly McCaw Communications), from January 1991 to December 1995. Mr. Grinstein is currently a director of Labor Ready, Inc. (a provider of temporary manual labor), Nextera Enterprises, Inc. (a holding company of Woodridge Labs, Inc., a developer and marketer of branded consumer products) and F5 Networks, Inc. (an application traffic management software company).

Ronald B. Woodard

Ronald B. Woodard, 64, has been a director of Coinstar since August 2001. Mr. Woodard is chairperson of MagnaDrive Corporation (an industrial magnetic coupling manufacturer). Mr. Woodard co-founded MagnaDrive in April 1999 after a 32-year career with The Boeing Company, where he held numerous positions including president of The Boeing Commercial Airplane Group. Mr. Woodard is currently a director of AAR Corp. (a provider of aftermarket support to the aviation and aerospace industry) and Continental Airlines, Inc. (a commercial airline company). He is also a director of Knowledge Anywhere (an on-line provider of employee training), the Shaw Island School Board and a trustee and chairman of the Seattle Symphony.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

Directors continuing in office until the 2008 Annual Meeting of Stockholders

Deborah L. Bevier

Deborah L. Bevier, 55, has been a director of Coinstar since August 2002. Ms. Bevier has been a principal of D.L. Bevier Consulting LLC (an organizational and management consulting firm) since May 2004. Ms. Bevier also served as president of Waldron Consulting, a division of Waldron & Co. (an organizational and management consulting firm) from July 2004 to April 2006. Prior to that time, from 1996 until 2003, Ms. Bevier served as a director, president, and chief executive officer of Laird Norton Financial Group and its predecessor companies (an independent financial advisory services firm). From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp (a bank holding company), including chairman and chief executive officer of Key Bank of Washington. Ms. Bevier currently serves on the board of directors of Fisher Communications, Inc. (a media and communications company), F5 Networks, Inc. (an application traffic management software company) and Puget Sound Bank.

David M. Eskenazy

David M. Eskenazy, 45, has been a director of Coinstar since August 2000. He currently serves as the Chief Investment Officer of Investco Financial Corporation (a real estate development and management company in the Puget Sound region). He previously served as executive vice president and chief operating officer of R.C. Hedreen Co. (a hotel development and investment firm). He currently serves on the board of directors of ScreenLife LLC (a developer of DVD board games). Mr. Eskenazy is a certified public accountant (inactive).

Robert D. Sznewajs

Robert D. Sznewajs, 60, has been a director of Coinstar since August 2002. Since January 2000, Mr. Sznewajs has served as president, chief executive officer, and a member of the board of directors of West Coast Bancorp (a bank holding company).

Directors continuing in office until the 2009 Annual Meeting of Stockholders

David W. Cole

David W. Cole, 59, has served as Chief Executive Officer and a director of Coinstar since October 2001. From December 1999 through February 2001, Mr. Cole served as president of The Torbitt & Castleman Company (a specialty food products manufacturer). From November 1993 through December 1999, he served as president of Paragon Trade Brands (a private label disposable diaper manufacturer).

R. Michael Rouleau

R. Michael Rouleau, 68, joined the Board of Directors of Coinstar in January 2007. Mr. Rouleau has numerous years of experience in the retail sector, most recently at Michael’s Stores, Inc. (a national arts and crafts specialty retailer), serving as its chief executive officer from April 1996 to March 2006 and also as its president from April 1997 to June 1999 and again from March 2001 to March 2006. Mr. Rouleau previously served as executive vice president of store operations for Lowe’s Companies, Inc. (a home improvement retailer) from May 1992 until April 1996. Prior to joining Lowe’s, Mr. Rouleau was a co-founder and president and chief executive officer of Office Warehouse, which subsequently merged into Office Max (an office products retailer). Mr. Rouleau also served with the Target Stores division (a general merchandise retailer) of Dayton Hudson Corporation for 20 years, from its inception in 1962.

CORPORATE GOVERNANCE

Board of Directors

During 2006, the Board of Directors met 10 times. The committees of the Board held a total of 25 meetings. No member attended fewer than 85% of the meetings of the Board and Board committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and director nominees to attend in person the Annual Meeting, absent unavoidable conflicts or extenuating circumstances that prohibit a director from attending. Last year, all directors attended the 2006 annual meeting of stockholders, except for Messrs. Eskenazy and Woodard because of unavoidable scheduling conflicts.

The Nasdaq Marketplace Rules require that a majority of our directors be “independent,” as defined by Nasdaq Marketplace Rule 4200(a)(15). In April 2007, the Board of Directors reviewed the independence of our directors under the Nasdaq independence standards, including examining whether specified transactions or relationships exist currently, or during the past three years existed, between our directors, or certain family members or affiliates of our directors, and Coinstar and our subsidiaries, certain other affiliates of the Company, or our independent auditors. In its review, the Board considered the placement of Coinstar machines and related matters in West Coast Bank locations, which are owned and operated by West Coast Bancorp, of which

Mr. Sznewajs is the president, chief executive officer, and a member of the board of directors. The Board also considered the independence of a director who is an officer of a company whose parent company has an investment in a company that has a business relationship with Coinstar. As a result of the review, the Board determined that all of the directors, except Mr. Cole, who is an employee, were “independent” under the applicable Nasdaq Marketplace Rules described above.

Board Committees

The Board of Directors has established the following standing committees: Audit, Compensation, and Nominating and Governance. The Board may, by resolution passed by a majority of the Board, from time to time, appoint other special committees to address special projects or matters of interest to the Board.

All of the members of each of the standing committees meet the criteria for independence prescribed by Nasdaq. Membership of the standing committees is determined annually by the Board of Directors. Adjustments to committee assignments may be made at any time. As of April 27, 2007, membership of each standing committee was as follows:

Audit	Compensation	Nominating and Governance
David M. Eskenazy (chair)	Deborah L. Bevier (chair)	Ronald B. Woodard (chair)
Keith D. Grinstein	David M. Eskenazy	Deborah L. Bevier
Robert D. Sznewajs	Keith D. Grinstein	Keith D. Grinstein
	Robert D. Sznewajs	R. Michael Rouleau

The Board of Directors has adopted a written charter for each committee. Stockholders may access a copy of each committee’s charter on the Investor Relations section of the Company’s website at www.coinstar.com. A summary of the duties and responsibilities of each committee is set forth below.

Audit Committee	10 meetings in 2006

The primary purposes of the Audit Committee are to assist the Board of Directors in oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s independent auditors and the internal auditors, and (v) compliance with the Company’s code of ethics for senior financial officers. The Audit Committee retains authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. The Audit Committee may also retain independent counsel and accountants and other professionals to assist it without seeking Board approval with respect to the selection, fees, and terms of engagement of any such advisors.

The Audit Committee meets with our independent auditors at least quarterly, prior to releasing our quarterly results, to review the results of the auditors’ interim reviews or annual audit before they are released to the public or filed with the Securities and Exchange Commission (the “SEC”) or other regulators. The Audit Committee also reviews and comments as to the quality of our accounting principles and financial reporting and controls, adequacy of staff, and the results of procedures performed in connection with the audit process.

The charter of the Audit Committee requires that it be comprised of at least three directors, all of whom meet the independence requirements established by the Board of Directors, Nasdaq, and any other regulations applicable to the Company. Each Audit Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one Audit Committee member must be an “audit committee financial expert” and have accounting or related financial management expertise as required by the Board, the SEC, and Nasdaq. No member of the Audit Committee may serve on more than three audit committees of publicly traded companies (including our Audit Committee), unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Audit Committee. The Board has determined that Mr. Grinstein’s simultaneous service on the audit committees of Labor Ready, Inc., Nextera Enterprises, Inc., and F5 Networks, Inc. will not impair his ability to serve on our Audit Committee.

The Board of Directors has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and Nasdaq. The Board has also determined that Messrs. Eskenazy and Sznewajs are “audit committee financial experts” under SEC rules, have accounting or related financial management experience, are financially sophisticated under the Nasdaq Marketplace Rules and are independent, as such term is defined by SEC rules.

Compensation Committee	11 meetings in 2006

The primary purpose of the Compensation Committee is to ensure that the Company’s compensation practices further the shared interests of stockholders and management to attract, hire, retain, and motivate the people needed to achieve the Company’s performance goals. In particular, the Compensation Committee (i) oversees the executive officer compensation programs (including compensation of the Chief Executive Officer), (ii) reviews and approves employee equity incentive and stock purchase programs, (iii) periodically reviews other employee compensation and benefits programs, and (iv) oversees the director compensation program.

The Compensation Committee’s charter reflects the responsibilities noted above and is reviewed annually by the Compensation Committee. The charter also requires that the Compensation Committee be comprised of at least three directors, all of whom are non-employee outside directors and meet the independence requirements established by the Board of Directors, Nasdaq, and other applicable regulations. The Board has determined that each member of the Compensation Committee meets such requirements. The Compensation Committee’s charter was reviewed and revised on April 16, 2007 in order to reflect changes in the executive compensation rules recently adopted by the SEC. The Compensation Committee meets throughout the year at scheduled times, during special meetings and takes actions by written consent, when necessary.

Pursuant to the Compensation Committee’s charter, the Compensation Committee may engage professional consultants to assist it in meeting its responsibilities. The Compensation Committee may work with the Company’s human resources professionals and with outside consultants to conduct market surveys to assess and compare executive compensation levels and pay practices in similarly situated companies.

The Compensation Committee reports frequently to the Board of Directors and maintains open communications with Coinstar’s Chief Executive Officer and the Corporate Vice President of Human Resources. The Compensation Committee establishes an annual meeting schedule. Other meetings may be called by the Compensation Committee’s chairperson or at the direction of the Board. An agenda for each Compensation Committee meeting is jointly prepared by the Compensation Committee’s chairperson and the Chief Executive Officer.

Compensation Consultant

Pursuant to the Compensation Committee’s charter, the Compensation Committee may engage an outside consultant to assist it in meeting its responsibilities (as outlined above). In 2005, the Compensation Committee engaged an outside independent compensation consultant from Ascend Consulting to advise the Compensation Committee on 2005 executive compensation issues, including compensation philosophy, components of compensation, and market studies relating to executive compensation. Ascend Consulting did not provide any other services to the Company and received fees from the Company on behalf of the Compensation Committee.

In 2006, the Compensation Committee worked closely with management and our Corporate Vice President of Human Resources to update the numbers in the survey data/market studies prepared in 2005 for cost of living and other ordinary increases. The Compensation Committee then evaluated and relied upon the updated survey data/market studies in its determination of 2006 executive compensation.

In late 2006, the Compensation Committee engaged an outside independent consultant from Towers Perrin to assist in compiling market studies of executive compensation, evaluating current Company executive compensation, and recommending changes to executive compensation for 2007. Towers Perrin attended two Compensation Committee meetings, including executive sessions, and held frequent conference calls with the Compensation Committee’s chairperson during the executive compensation evaluation process. Towers Perrin did not provide any other services to the Company and received fees from the Company on behalf of the Compensation Committee.

Role of Executives in Establishing Compensation

In connection with the preparation of executive compensation, management of the Company assists the Compensation Committee with the assessment, design, and recommendation of compensation programs. At the request of the Compensation Committee, the Chief Executive Officer, Chief Financial Officer, and Corporate Vice President of Human Resources assist in the review of the compensation studies and the proposed incentive plans, including, at the delegation of the Compensation Committee, proposing specific performance goals to be reviewed by the Compensation Committee with respect to the short-term executive incentive plan. The Company’s Chief Executive Officer makes recommendations for executive compensation levels (other than for the chief executive officer position). At the request of the Compensation Committee, the Chief Executive Officer, Chief Financial Officer, and Corporate Vice President of Human Resources typically attend the Compensation Committee meetings that relate to executive compensation; however, the executives do not attend the executive sessions of the meetings. In connection with reviewing and determining executive compensation, the Compensation Committee asks the Chief Executive Officer to provide recommendations for compensation levels for the other executive officers. In addition, the Compensation Committee asks management to prepare charts summarizing proposed compensation levels as compared to the compensation awarded to similarly situated peer group companies. The Compensation Committee uses this information along with, among other things, survey data and market studies to determine executive compensation. In December 2001, the Compensation Committee delegated authority to the Chief Executive Officer to grant options to non-executive employees (for new hires or newly promoted employees) if the option grant amount is less than 10,000, and in January 2005, the Compensation Committee approved a discretionary option pool from which the Chief Executive Officer can grant options to non-executive employees for outstanding performance on projects.

Nominating and Governance Committee	4 meetings in 2006

The primary purposes of the Nominating and Governance Committee (the “Nominating Committee”) are to (i) identify individuals qualified to become members of the Board of Directors, (ii) approve and recommend to the Board director candidates, (iii) oversee evaluations of the Board, (iv) develop, update as necessary, and recommend to the Board corporate governance principles and policies applicable to the Company, and (v) monitor compliance with such principles and policies.

The charter of the Nominating Committee requires that it be comprised of at least three directors, each of whom meets the independence standards required by the Board of Directors and Nasdaq. The Board has determined that each of the Nominating Committee members meets such requirements.

As noted above, the Nominating Committee is responsible for making recommendations to the Board of Directors concerning nominees for election as directors and nominees for Board vacancies. To fulfill this role, the Nominating Committee has authority to retain and terminate any search firm that is used to identify director candidates and retains the sole authority to approve fees and other retention terms relating to search firms. When necessary, the Nominating Committee may also retain independent counsel and other professionals to assist the Nominating Committee. When assessing a director candidate’s qualifications, the Nominating Committee will consider issues of expertise (including retail, public company, and policy-making experience), independence, personal and professional ethics, integrity, and values, as well as skills relating to finance, public policy, management, and business. These director selection guidelines are further described in Exhibit A to the Nominating Committee’s charter.

The Nominating Committee has utilized the services of Korn/Ferry International to help identify candidates for director that meet the qualifications outlined above.

Pursuant to its charter, the Nominating Committee will also consider qualified candidates for director properly submitted by the Company’s stockholders. The Nominating Committee identifies and evaluates the qualifications of candidates properly submitted by stockholders in the same manner as those of director candidates identified by the Nominating Committee or the Board. Stockholders can suggest qualified candidates for director by following the instructions outlined herein. No nominations for director were submitted to the Nominating Committee by any stockholder in connection with the Annual Meeting.

2006 Director Compensation Table

The following table provides information regarding the 2006 compensation earned by our non-employee directors who served as directors during 2006.

Name (1)	Fees Earned or Paid in Cash		Stock Awards(2)(3)	Option Awards(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Deborah L. Bevier(6)	$49,138	(7)	$31,153	$81,918	—			$162,209
David M. Eskenazy(8)	$69,500		$19,277	$81,918				$170,965
Keith D. Grinstein(9)	$90,250		$19,277	$130,069		$9,000	(10)	$248,596
Robert D. Sznewajs(11)	$62,000		$19,277	$81,918				$163,195
Ronald B. Woodard(12)	$42,750		$19,277	$81,918				$143,945

(1)	David W. Cole, Chief Executive Officer of Coinstar, did not receive additional compensation for his services on the Board of Directors. Mr. Cole’s compensation is described in the Summary Compensation Table on page 35 of this Proxy Statement.

(2)	As of December 31, 2006, members of the Board of Directors had the following aggregate number of restricted stock awards outstanding: Ms. Bevier, 1,500; Mr. Eskenazy, 1,500; Mr. Grinstein, 1,500; Mr. Sznewajs, 1,500; and Mr. Woodard, 1,500. The dollar amounts in this column reflect the amount recognized for financial statement reporting purposes in accordance with FAS 123(R) (excluding the accounting effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) for the fiscal year ended December 31, 2006. Accordingly, the amounts include amounts from awards granted in or prior to 2006. Assumptions used in the calculation of these amounts are described in notes 2 and 9 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC on March 9, 2007 (the “Annual Report”). Each restricted stock award vests one year from the date of grant.

(3)	The grant date fair value for the 1,500 shares of restricted stock awarded to each of our directors in 2006 was $34,155, based on the per share market price of our stock on the date of grant, $22.77. Ms. Bevier elected to receive fees for the first quarter of the year ended December 31, 2006 in the form of shares, which resulted in 434 shares of common stock with the grant date fair value of $11,245, based on the per share market price of our stock on the date of grant, $25.91.

(4)	As of December 31, 2006, members of the Board of Directors had the following aggregate number of option awards outstanding: Ms. Bevier, 49,500; Mr. Eskenazy, 59,500; Mr. Grinstein, 79,500;

Mr. Sznewajs, 49,500; and Mr. Woodard, 54,500. The dollar amounts in this column reflect the amount recognized for financial statement reporting purposes in accordance with FAS 123(R) (excluding the accounting effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) for the fiscal year ended December 31, 2006. Accordingly, the amount includes amounts from option awards granted in or prior to 2006. Assumptions used in the calculation of these amounts are described in notes 2 and 9 to the Company’s audited financial statements included in the Annual Report. The term of each stock option is five years and the options vest in 12 equal monthly installments from the date of grant.

(5)	The grant date fair value of the option to purchase 8,500 shares of common stock granted to each of our directors in 2006 was $77,792. Mr. Grinstein, as Chairperson of the Board of Directors, also received an additional option to purchase 5,000 shares with the grant date fair value of $45,760.

(6)	Ms. Bevier is Chairperson of the Compensation Committee and a member of the Nominating and Governance Committee.

(7)	Does not include $11,250 in fees for the first quarter of the year ended December 31, 2006, which Ms. Bevier elected to receive in the form of shares of common stock, resulting in 434 shares. The stock is reflected in the Stock Awards column.

(8)	Mr. Eskenazy is Chairperson of the Audit Committee and a member of the Compensation Committee.

(9)	Mr. Grinstein is Chairperson of the Board of Directors and a member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

(10)	In addition to compensation received for service as a Coinstar non-employee director, Mr. Grinstein is also compensated by Coinstar for his service on the board of directors of Redbox Automated Retail, LLC (“Redbox”), an investment between Coinstar and McDonald’s Ventures, LLC. For his services on the Redbox board of directors, Mr. Grinstein receives $1,000 per meeting attended in person and $500 per meeting attended telephonically. During 2006, the Redbox board held 13 meetings. Mr. Grinstein received a total of $9,000 for Redbox board compensation in 2006.

(11)	Mr. Sznewajs is a member of the Audit Committee and the Compensation Committee.

(12)	Mr. Woodard is Chairperson of the Nominating and Governance Committee.

Time and Manner of Compensation

Cash compensation for attending Board or committee meetings is paid at the end of each fiscal quarter. Annual cash retainers for service as a director or committee chairperson are paid in quarterly installments at the same time as Board and committee meeting fees are paid. Directors may elect to receive their compensation in the form of Coinstar common stock rather than cash. If the director elects to receive Coinstar common stock, the director will receive the number of whole shares that may be purchased at the fair market value on the last day of the fiscal quarter with the compensation otherwise payable in cash. Any balance of compensation remaining after the whole shares are issued is then paid in cash. In the past, we allowed directors to defer portions of their annual cash compensation into tax-deferred interest-bearing accounts pursuant to the Non-Employee Directors’ Deferred Compensation Plan. In January 2005, we suspended future deferrals under the plan due to low participation. Directors who had previously deferred a portion of their cash compensation continue to maintain interests in the plan.

Stock options and restricted stock awards are automatically awarded following each annual meeting of stockholders under a non-employee director program administered pursuant to Coinstar’s 1997 Amended and Restated Equity Incentive Plan and have the terms described in footnotes 2 and 4 to the table above. Stock options are granted with exercise prices equal to the per share fair market value of Coinstar common stock on the date of grant.

2006 Compensation

For 2006, the components of Coinstar’s non-employee director cash and equity compensation were:

Compensation paid to non-employee directors
Annual retainer	$25,000
Attendance (in person) at Board meeting (per meeting fee)	$1,500
Attendance (by phone) at Board meeting (per meeting fee)	$750
Annual restricted stock award	1,500	shares
Annual stock option grant(1)	8,500	shares

(1)	Upon initial election or appointment to the Board of Directors, a non-employee director receives a fully vested stock option to purchase 11,000 shares of Coinstar common stock.

Compensation for attendance at Committee meetings (in person or by phone)
Audit Committee	$1,250
Compensation Committee	$1,000
Nominating and Governance Committee	$1,000

Additional Compensation for Board and Committee Chairpersons
Non-employee chairperson of the Board	$25,000
(plus a stock option to purchase 5,000 shares of Coinstar common stock)
Audit Committee (if not Board chairperson)	$10,000
Compensation Committee (if not Board chairperson)	$7,500
Nominating and Governance Committee (if not Board chairperson)	$5,000

Directors also are reimbursed for reasonable Coinstar-related travel expenses.

PROPOSAL 2: APPROVAL OF AMENDMENT TO 1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The Board of Directors is asking stockholders to approve an amendment to the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan by 600,000. This amendment will enable Coinstar to continue to offer competitive compensation packages to our officers, directors, and employees that are responsive to evolving compensation practices that increasingly emphasize a diverse mix of traditional stock options together with stock awards. As of March 31, 2007, there were 1,991,599 shares remaining available for grant as new awards under the Plan. The Board of Directors is recommending the addition of 600,000 shares to the total number of shares authorized for issuance under the Plan to enable us to meet our expected needs.

This amendment was approved by the Board of Directors on April 16, 2007, subject to stockholder approval. The Plan was initially adopted by the Board of Directors and approved by the stockholders in 1997. Stockholders approved amendments to the Plan in June 1999, August 2002, June 2004, June 2005, and June 2006.

A copy of the Plan as proposed to be amended and restated is attached to this Proxy Statement as Appendix A. The following description of the Plan as proposed to be amended and restated is a summary and does not purport to be a complete description. Please refer to Appendix A for more detailed information.

Summary of Terms

Purpose.    The purposes of the Plan are (i) to attract and retain the best available personnel; (ii) to provide additional incentives to our employees and consultants; and (iii) to promote the success of our business.

Stock Subject to the Plan.    Subject to adjustment for stock splits and similar events, a maximum of 8,117,274 shares are authorized for issuance under the Plan. The shares issued under the Plan may come from authorized but unissued shares of Coinstar common stock or from shares subsequently reacquired on the market or otherwise. If any awards granted under the Plan expire for any reason or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such awards reverts to and again becomes available for issuance under the Plan.

Administration.    The Plan may be administered by the Board of Directors or any Board-appointed committee of two or more independent directors (the “plan administrator”). The plan administrator may further delegate authority to different committees of the Board or to an executive officer, subject to limits prescribed by the plan administrator, except that all grants of awards to directors must be approved by a Board-appointed committee consisting of independent directors. The Board has delegated the duties of plan administrator to the Compensation Committee, which has further delegated limited authority to an executive officer who is also a Board member. The plan administrator, subject to the terms of the Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the Plan. The plan administrator is also authorized to make such rules and regulations as it deems necessary to administer the Plan. The plan administrator’s decisions, determinations and interpretations are binding on all holders of awards granted under the Plan.

Awards.    The plan administrator is authorized to grant incentive stock options, nonqualified stock options and stock awards under the Plan. Awards may consist of one or more of these grant types.

Eligibility.    Awards may be granted to all of our employees, consultants and directors, and to the employees, consultants and directors of any parent or subsidiary of ours, except that only employees may receive incentive stock options. As of March 31, 2007, approximately 190 persons would have been eligible to receive grants under the Plan.

Stock Option Grants.    Options granted under the Plan may be “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or nonqualified stock options. The exercise price for each option is determined by the plan administrator but may not be less than 100% of fair market value of Coinstar common stock on the date of grant (except for options granted in assumption of or substitution for options granted by a company acquired by Coinstar). For purposes of the Plan, “fair market value” means the closing sales price for our stock as reported by the Nasdaq Global Select Market for a single trading day. As of March 31, 2007, the closing sales price for Coinstar common stock on the Nasdaq Global Select Market was $31.30 per share.

The exercise price for shares purchased under an option must be paid in cash or check or, at the discretion of the plan administrator and to the extent permitted by applicable law, by delivery of Coinstar common stock already owned by the optionee for at least six months, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit, including a promissory note to the extent not prohibited by law.

No option may have a term of more than ten years from the date of grant. Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionee’s grant notice. Generally, options granted to employees under the Plan vest over a four-year period, with 25% of the option becoming vested and exercisable on each anniversary of the date of grant. Unless the plan administrator determines otherwise, options vested as of the date of termination of the optionee’s employment or service relationship with Coinstar generally will be exercisable for three months after the date of termination for terminations due to reasons other than death or disability, or one year after the date of termination for terminations due to death or disability, but in no event may an option be exercised after the expiration of its term.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without stockholder approval, cancel or amend an outstanding stock option for the purpose of repricing, replacing, or regranting the option with an exercise price that is less than the exercise price of the original option (as adjusted for stock splits and similar events).

Stock Awards.    The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock on such terms and conditions and subject to such restrictions, if any, that may be based on continuous service with the Company or the achievement of performance criteria. Subject to adjustment for stock splits and similar events, not more than an aggregate of 600,000 shares of Coinstar common stock is available for issuance pursuant to grants of stock awards under the Plan. The terms, conditions, and restrictions that the plan administrator will have the power to determine will include, without limitation, the manner in which shares subject to stock awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the stock award will occur by reason of termination of the participant’s employment or service relationship.

Performance-Based Compensation Under Section 162(m) of the Code.    The plan administrator may determine that stock awards will be made subject to the attainment of performance goals relating to one or more or a combination of business criteria for purposes of qualifying the award under Section 162(m) of the Code. These business criteria include: profits (including, but not limited to, profit growth, net operating profit, or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets, where such criteria may be stated in absolute terms or relative to comparison companies. The plan administrator may not adjust performance goals for any stock award intended to qualify as “performance-based” under Section 162(m) of the Code for the year in which the award is settled in a manner that would increase the amount of compensation otherwise payable to a participant.

Subject to adjustment for stock splits and similar events, no person is eligible to receive awards covering more than 500,000 shares of common stock in any calendar year.

Transferability.    An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonqualified stock option may be transferred other than for consideration, to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of a nonqualified stock option, the nonqualified stock option is not transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order and will be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, by delivering written notice to us, in a form satisfactory to us, designate a third party who, in the event of the death of the optionee, is thereafter entitled to exercise the option. Stock awards are not transferable except by will or the laws of descent and distribution or, if the stock award agreement so provides, pursuant to a domestic relations order so long as stock awarded under such agreement remains subject to the terms of the agreement.

Adjustment of Shares.    If any change is made in the stock subject to the Plan, or subject to any award, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by us), then (i) the Plan will be appropriately adjusted in the class(es) and maximum number of shares authorized for issuance under the Plan, the class(es) and maximum number of shares available for issuance pursuant to stock awards, the class(es) and maximum number of shares that can be made subject to awards granted to any person during any calendar year, and the class(es) and number of shares for which awards may be automatically granted pursuant to a formula program established under the Plan, and (ii) awards outstanding under the Plan will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding awards.

Change of Control.    The Plan provides that the plan administrator retains the discretion to do one or more of the following in the event of a merger, reorganization, or sale of substantially all of the assets of Coinstar: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise, (ii) shorten the period during which options are exercisable, (iii) accelerate any vesting schedule to which an option is subject, or (iv) cancel vested options in exchange for a cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The plan administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

Termination and Amendment.    The Board of Directors may at any time suspend, amend, or terminate the Plan, but, other than adjustments for stock splits and similar events, stockholder approval is required for any amendment that (i) increases the number of shares issuable under the Plan, (ii) materially modifies the requirements for participation in the Plan, (iii) otherwise materially amends the Plan to the extent stockholder approval is required by Nasdaq or securities exchange listing requirements, or (iv) otherwise requires stockholder approval under any applicable law or regulation. The Plan will terminate on June 8, 2016, unless earlier terminated by the Board. No suspension, termination, or amendment of the Plan and no amendment of awards outstanding under the Plan may impair the rights of holders of outstanding awards without the holder’s written consent.

Plan Benefits.    A new plan benefits table, as described in the SEC’s proxy rules, is not provided because all awards made under the Plan are discretionary. However, please refer to the “2006 Grants of Plan-Based Awards Table”, which provides information on the grants made to the Named Executive Officers (as defined under the “2006 Summary Compensation Table”) in the last fiscal year, and please refer to the “2006 Director Compensation Table”, which provides information on grants made to our non-employee directors in the last fiscal year.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to us and to participants in the Plan. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder and various judicial and administrative authorities in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary does not cover any state or local tax or non-U.S. tax consequences of participation in the Plan. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income or other tax consequences of their participation in the Plan. The summary does not discuss the ramifications on awards of the new deferred compensation provisions of the Code. The Plan provides that it is the intent of Coinstar that, to the extent awards under the Plan are considered deferred compensation, the awards will satisfy the requirements of the new deferred compensation law, and that the Plan is to be interpreted and administered accordingly.

Incentive Stock Options.    The incentive stock options granted under the Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option generally will increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and more than one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

If the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price.

Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains.

Nonqualified Stock Options.    Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Stock Awards.    Generally, upon acquisition of a stock award, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock at the time of receipt over the amount, if any, paid for such stock. However, upon the acquisition of an award of restricted stock or stock units, the recipient will not recognize ordinary income until the restrictions lapse or, if earlier, the time the stock becomes transferable. At such time, the recipient will recognize ordinary income equal to the excess of the current fair market value of the stock over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon disposition of the stock. Within 30 days of receipt of an award of restricted stock, the recipient may elect to recognize ordinary income in the taxable year of receipt, despite the fact that such stock is subject to restrictions. If such election is made, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock at the time of receipt over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon disposition of the stock. If the stock is later forfeited, the participant will not be allowed a deduction for any income recognized in connection with making the election. Upon disposition of the stock, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock and the sum of the amount paid for the stock, if any, plus any amount recognized as ordinary income upon acquisition or vesting of the stock (including income recognized pursuant to an election as described above). Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Tax Consequences to Coinstar.    In the foregoing cases, Coinstar generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code and other provisions of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE DESCRIBED

AMENDMENT TO THE COINSTAR, INC. 1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 about the shares of Coinstar common stock authorized for issuance under our equity compensation plans.

Our stockholder-approved equity compensation plans consist of our 1997 Amended and Restated Equity Incentive Plan, our 1997 Non-Employee Directors’ Stock Option Plan (the “1997 Director Plan”) and our Employee Stock Purchase Plan, as amended. We have not granted any awards since June 2004 and no additional awards will be granted under the 1997 Director Plan.

Our non-stockholder-approved equity compensation plans consist of our 2000 Amended and Restated Equity Incentive Plan and certain other individual arrangements made outside of our 1997 Amended and Restated Equity Incentive Plan and our 1997 Director Plan, but subject to the terms of the 1997 Amended and Restated Equity Incentive Plan, as described below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	1,908,969	(1)	$21.55	2,481,525	(2)(3)(4)
Equity compensation plans not approved by stockholders	605,466		$21.46	6,706	(4)

Total	2,514,435	(5)	$21.52	2,488,231	(5)

(1)	Includes shares subject to stock options granted to our non-employee directors under the 1997 Director Plan, which was suspended by Board action in 2005. Also includes shares subject to stock options granted to our non-employee directors pursuant to a program administered under our 1997 Amended and Restated Equity Incentive Plan and described above under “2006 Director Compensation Table.”

(2)	Of these shares, 28,530 remain available for issuance under our Employee Stock Purchase Plan, as amended (the “ESPP Plan”), on December 31, 2006, which was suspended as of August 2005.

(3)	This number does not include the 600,000 additional shares proposed to be authorized for issuance under the 1997 Amended and Restated Equity Incentive Plan pursuant to Proposal 2 as described above.

(4)	Under the 1997 Amended and Restated Equity Incentive Plan and the 2000 Amended and Restated Equity Incentive Plan, Coinstar may grant awards of common stock, restricted stock awards, or awards denominated in units of common stock in addition to stock options.

(5)	This total is as of December 31, 2006 and does not reflect the equity compensation plan activity for the quarter-ended March 31, 2007. The following table reflects the updated equity compensation plan activity as of the quarter-ended March 31, 2007.

Equity compensation plan activity in the first quarter ended March 31, 2007	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Total as December 31, 2006 under both compensation plans approved and not approved by stockholders	2,514,435	2,488,231	(1)
Shares that remain available for issuance under the ESPP Plan		(28,530)
Stock options granted	419,013	(419,013)
Restricted stock awarded		(54,150)
Cancellations of stock options	(24,187)	24,187	(2)
Exercises of stock options	(56,976)

Total as of March 31, 2007 under both compensation plans approved and not approved by stockholders	2,852,285 (4)	2,010,725	(3)

(1)	Includes 6,706 shares of common stock remaining available for future issuance under the 2000 Amended and Restated Equity Incentive Plan.

(2)	Includes 12,420 cancellations under the 2000 Amended and Restated Equity Incentive Plan.

(3)	Includes 19,126 shares of common stock remaining available for future issuance under the 2000 Amended and Restated Equity Incentive Plan resulting in 1,991,599 shares of common stock remaining available for future issuance under the 1997 Amended and Restated Equity Incentive Plan.

(4)	As of March 31, 2007, the weighted average exercise price for these options was $22.78 and the weighted average remaining term was 5.18 years.

Description of Non-Stockholder-Approved Equity Arrangements

Below is a description of our other equity compensation arrangements that were not approved by stockholders. Approval by stockholders was not required under the SEC and Nasdaq Marketplace Rules in effect at the time these arrangements were entered into.

2000 Amended and Restated Equity Incentive Plan

In December 2000, the Board of Directors adopted the 2000 Amended and Restated Equity Incentive Plan. Subject to adjustment for stock splits and other similar events, a maximum of 770,000 shares are authorized for issuance under the 2000 Amended and Restated Equity Incentive Plan. As of December 31, 2006, there were 6,706 shares available for grant under the 2000 Amended and Restated Equity Incentive Plan. The 2000 Amended and Restated Equity Incentive Plan provides for the grant of nonqualified stock options and stock awards, with terms and conditions substantially similar to those described for nonqualified stock options and stock awards under the description of the 1997 Amended and Restated Equity Incentive Plan above. The 2000 Amended and Restated Equity Incentive Plan will terminate on April 1, 2010, unless earlier terminated by the Board.

Non-Plan Grants

In October 2001, in connection with his joining Coinstar as our Chief Executive Officer, we granted Mr. Cole a nonqualified stock option to purchase 200,000 shares of Coinstar common stock with an exercise price equal to the fair market value of Coinstar common stock on the date of grant, which was $21.24. The option has a ten-year term and vested 25% on the first anniversary of the date of grant, with additional vesting occurring 2.08333% per month thereafter, fully vesting in October 2005. As of December 31, 2006, this nonqualified stock option was fully vested. In the event of Mr. Cole’s termination of employment with Coinstar, the option will remain exercisable until the earliest of (i) the expiration of the option, (ii) three months following termination due to reasons other than disability or death, (iii) one year following termination due to disability or death, and (iv) immediately upon termination for cause. In the event of Mr. Cole’s death while the option is still exercisable, the option will remain exercisable until the earlier of the expiration of the option and one year from the date of death. The option was granted outside the 1997 Amended and Restated Equity Incentive Plan, but, except as otherwise specified in the agreement evidencing the grant, is subject to the terms of that plan.

In September 2002, we granted each of our non-employee directors, other than our chairperson, nonqualified stock options to purchase 2,500 shares. We granted our chairperson a nonqualified stock option to purchase 7,500 shares. Each of these options has a ten-year term, an exercise price equal to the fair market value of Coinstar common stock on the date of grant, which was $27.60, and vested at the rate of 8.333% of the total grant for each month of continuous service from the date of grant, until fully vested one year from the date of grant. As of December 31, 2006, each of these currently outstanding nonqualified stock options was fully vested. In the event of a non-employee director’s termination of service, the vested portion of the option will remain exercisable until the earlier of the expiration of the option or one year after termination of service. Each of these options was granted outside the 1997 Director Plan (which plan was terminated by the Board of Directors in 2005), but, except as otherwise specified in the agreement evidencing the grant, is subject to the terms of that plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves as the representative of the Board of Directors for general oversight of Coinstar’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. Management has responsibility for preparing Coinstar’s financial statements, as well as for Coinstar’s financial reporting process. KPMG LLP, acting as independent auditors, is responsible for expressing an opinion on the conformity of Coinstar’s audited financial statements with generally accepted accounting principles.

In connection with our review of Coinstar’s consolidated audited financial statements for the fiscal year ended December 31, 2006, we relied on reports received from KPMG LLP as well as the advice and information we received during discussions with Coinstar management. In this context, we hereby report as follows:

(i)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2006 with the Company’s management.

(ii)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

(iii)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors’ independence.

(iv)	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Audit Committee

David M. Eskenazy, Chairperson

Keith D. Grinstein

Robert D. Sznewajs

INDEPENDENT AUDITORS’ FEES REPORT

In connection with the audit of the 2006 financial statements, we entered into an engagement letter with KPMG LLP which sets forth the terms by which KPMG LLP will perform audit services for Coinstar. That agreement is subject to alternative dispute resolution procedures, an exclusion of punitive damages and various other provisions.

We incurred the following fees for services performed by KPMG LLP, our principal auditor, in fiscal years 2005 and 2006, inclusive of out-of-pocket expenses. Consistent with SEC guidelines, the amounts disclosed below for Audit Fees for fiscal year 2006 reflect fees billed or expected to be billed by KPMG LLP, even if KPMG LLP has not yet invoiced Coinstar for such services as of the date of this Proxy Statement. The amounts disclosed for Audit-Related, Tax, and All Other Fees for fiscal year 2006 include amounts billed for such services by KPMG LLP, even if KPMG LLP did not bill Coinstar for such services until after fiscal 2006 year-end.

Audit Fees

2006—Audit fees, general	$1,294,158
2006—Fees related to other SEC filings and accounting issues resulting from acquisitions	$236,097

2006—Total audit fees	$1,530,255

2005—Total audit fees (including Sarbanes-Oxley related fees)	$1,243,751

Audit Fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements, reviews of our interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

2006	$59,241
2005	$48,000

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-Related Fees reported for 2006 include fees for statutory audits of consolidated subsidiaries required by local statutes. Audit-Related Fees reported for 2005 include fees for services rendered in connection with acquisition-related diligence.

Tax Fees

2006	$25,950
2005	$174,773

Tax Fees consist of fees for professional services rendered for assistance with federal, state, and international tax compliance, tax advice, and tax planning. All Tax Fees for 2006 constituted tax compliance fees. Of the Tax Fees reported for 2005, $167,186 constituted tax compliance fees, and $7,587 constituted tax consultation, and planning fees.

All Other Fees

2006	$0
2005	$0

All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Review and Pre-Approval of Independent Auditors’ Fees

The Audit Committee has considered the non-audit services provided by KPMG LLP as described above and believes that they are compatible with maintaining KPMG LLP’s independence as Coinstar’s principal auditors.

Pursuant to its charter, the Audit Committee pre-approves the retention of the Company’s independent auditors for all audit, review, and attest engagements and all non-audit services that the independent auditors are permitted to provide the Company and approves the fees for all such services, other than de minimis non-audit services as allowed by applicable law. Pre-approval of audit and non-audit services is exclusive to the Audit Committee and may not be delegated to management. The Audit Committee has delegated pre-approval authority to the chairperson of the Audit Committee. The chairperson is required to report his decisions to the Audit Committee at regularly scheduled meetings and may not authorize the approval of any audit, audit-related, or non-audit services for which the total amount to be paid by the Company will exceed $50,000. In 2006, the Audit Committee pre-approved 100% of the Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees listed above.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of March 31, 2007:

Name	Age	Position
David W. Cole	59	Chief Executive Officer
Brian V. Turner	47	Chief Financial Officer
James C. Blakely	51	Senior VP, Sales
Alexander C. Camara	42	Senior VP and General Manager, Worldwide Coin
Richard C. Deck	37	Chief Accounting Officer and Controller
John P. Reilly	42	Senior VP, Operations
Donald R. Rench	40	General Counsel and Corporate Secretary
Michael J. Skinner	53	Senior VP, Entertainment Services
Stephen J. Verleye	51	Senior VP and General Manager, E-Payment Services

David W. Cole has served as our Chief Executive Officer and a director of Coinstar since October 2001. From December 1999 through February 2001, Mr. Cole served as president of The Torbitt & Castleman Company (a specialty food products manufacturer). From November 1993 through December 1999, he served as president of Paragon Trade Brands (a private label disposable diaper manufacturer).

Brian V. Turner has served as our Chief Financial Officer since June 2003. From October 2001 to June 2003, Mr. Turner served as senior vice president of operations, chief financial officer, and treasurer of RealNetworks, Inc. (a digital media and technology company). From December 2000 to October 2001, Mr. Turner served as president, chief operating officer, and secretary of BSquare Corp. (a software company), and also served as their senior vice president of operations, chief financial officer, and secretary from April 1999 to December 2000. Prior to that, he served as chief financial officer, and vice president of administration of Radisys Corporation (an embedded software company) from September 1995 to April 1999.

James C. Blakely has served as our Senior VP, Sales, since May 2004. Prior to that, Mr. Blakely served as an executive consultant with Meridian Consulting (a sales and marketing consulting firm) from September 2001 through May 2004. From 1984 through September 2001, Mr. Blakely held numerous positions with the Dannon Company (a yogurt-product producer), including vice president of sales and customer service.

Alexander C. Camara has served as our Senior VP and General Manager, Worldwide Coin, since August 2005, prior to which he served as our vice president of International from April 2004, and, before that, our vice president of United Kingdom operations from March 2002. He also has served as our Managing Director of Coinstar International’s subsidiary, Coinstar Ltd., in the United Kingdom since September 1999. From 1982 to 1999, Mr. Camara served in various senior retail and strategic positions at Sainsbury Supermarkets Ltd. (a United Kingdom-based retailer).

Richard C. Deck has served as our Chief Accounting Officer, since March 2001 and as our Controller since December 2000. From October 1996 to September 2000, Mr. Deck served as the corporate controller of Concur Technologies, Inc. (a software and service provider of expense management solutions). Prior to that, Mr. Deck was a senior financial analyst at Physio-Control International Corporation (a manufacturer and distributor of cardiac defibrillators). Mr. Deck also spent four years at Price Waterhouse.

John P. Reilly has served as our Senior VP, Operations, since January 2006. He joined Coinstar in March 1996 as manager of coin services and was promoted to vice president of operations in September 2000. He leads the team responsible for regional operations, customer support, cash operations and asset management across all lines of business. Prior to joining Coinstar, Mr. Reilly was with General Electric Capital Corporation.

Donald R. Rench has served as our General Counsel, since August 2002 and Corporate Secretary since March 2002. Mr. Rench served as our corporate counsel from March 2000 through August 2002. From October 1997 through March 2000, Mr. Rench served as corporate counsel for NetManage, Inc., formerly Wall Data, Inc. (a software company). Prior to that, Mr. Rench was an attorney in private practice in Cincinnati, Ohio.

Michael J. Skinner has served as our Senior VP, Entertainment Services, since January 2007, prior to which he served as our Director, Sales & Marketing of E-Payment Services from December 2004. Prior to joining Coinstar, Mr. Skinner served as Director, Client Services for Crestwood Associates (a full-service market research firm) from 2002 to 2004. From 1998 to 2002, Mr. Skinner founded Elkhorn Consulting (a consulting firm that provided strategic and business development services). Prior to that, Mr. Skinner was Executive Vice President, Sales & Marketing, for PIA Merchandising Inc. (a retail merchandising company) from 1995 to 1998.

Stephen J. Verleye has served as our Senior VP and General Manager, E-Payment Services, since he joined Coinstar in February 2004. Prior to joining Coinstar, he served as president and CEO of Applied Microsystems (a software development company) from 1999 to 2003. Prior to that, Mr. Verleye held senior management positions at Radisys Corporation (an embedded software company) from 1996 to 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table shows the number of shares of Coinstar common stock beneficially owned as of March 31, 2007 (except as otherwise noted) by: (i) all those known by us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director and director nominee; (iii) each of the Named Executive Officers listed in the Summary Compensation Table on page 35 of this Proxy Statement; and (iv) the Named Executive Officers, other executive officers, and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)
More Than 5% Stockholders

The Guardian Life Insurance Company of America(2) 201 Park Avenue South, Area 9C New York, NY 10003	3,722,209	13.4%

William Blair & Company, L.L.C.(3) 222 W. Adams Street Chicago, IL 60606	3,098,496	11.1%

Shamrock Partners Activist Value Fund, L.L.C.—87-0733755(4) 4444 Lakeside Drive Burbank, CA 91505	2,022,665	7.3%

Frank LaGrange Johnson(5) 1270 Avenue of the Americas, Suite 2200 New York, NY 10020	1,576,074	5.7%

Barclays Global Investors, NA(6) 45 Fremont Street San Francisco, CA 94105	1,443,620	5.2%

Directors

Keith D. Grinstein(7)	84,875	*

Deborah L. Bevier(8)	57,824	*

David M. Eskenazy(9)	67,028	*

Robert D. Sznewajs(10)	55,858	*

R. Michael Rouleau(11)	11,000	*

Ronald B. Woodard(12)	57,294	*

Named Executive Officers

David W. Cole(13)	439,551	1.6%

Brian V. Turner(14)	199,984	*

Randall J. Fagundo(15)	61,642	*

James C. Blakely(16)	44,558	*

Stephen J. Verleye(17)	63,818	*

All directors, director-nominees and executive officers as a group (16 persons)(18)	1,429,614	4.9%

*	Represents beneficial ownership of less than 1%.

(1)

Beneficial ownership is determined in accordance with SEC rules. For the number of shares beneficially owned by and the percentage of ownership reported for each of the “More Than 5% Stockholders,” we rely upon each such stockholder’s statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, as described in the footnotes below. In computing the number of shares beneficially owned by directors, director nominees, Named Executive Officers, and other executive officers, shares of common stock subject to restricted stock awards or to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 2007 are deemed outstanding. Shares of common stock subject to restricted stock awards or stock options are not deemed outstanding for the purpose of computing the percentage ownership of any other person. For each person or entity included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or entity by the sum of 27,802,513 shares of Coinstar common stock outstanding as of March 31, 2007, plus the number of shares of common stock, if any, that such person or entity had the right to acquire within 60 days of March 31, 2007. Except as indicated by footnote, and subject to marital community property laws where applicable, we believe that the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Information presented is based on Schedule 13G/A filed with the SEC on February 9, 2007 by The Guardian Life Insurance Company of America (“GLI”), Guardian Investor Services LLC (“GIS”), RS Investment Management Co. LLC (“RS Investment Management”) and RS Partners Fund. Pursuant to the filing, GLI, GIS and RS Investment Management report that they had shared voting and shared dispositive power over 3,722,209 shares. Pursuant to the filing, RS Partners Fund reports that it had shared voting and shared dispositive power over 2,464,452 shares.

(3)	Information presented is based on Schedule 13G/A filed with the SEC on January 17, 2007 by William Blair & Company L.L.C. (“William Blair”). Pursuant to the filing, William Blair reports that it had sole voting and dispositive power over all reported shares.

(4)	Information presented is based on Schedule 13D/A filed with the SEC on February 28, 2007 by Shamrock Partners Activist Value Fund, L.L.C.—87-0733755 (“Shamrock 87”), Shamrock Activist Value Fund GP, L.L.C.—37-1497874 (“Shamrock 37”), Shamrock Activist Value Fund III, L.P.—11-3768779 (“Shamrock 11”), Shamrock Activist Value Fund II, L.P.—55-0908199 (“Shamrock 55”), and Shamrock Activist Value Fund, L.P.—35-2239069 (“Shamrock 35”). Pursuant to the filing, Shamrock 87 reports that it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 2,022,665 shares. Pursuant to the filing, Shamrock 37 reports that it had shared voting and shared dispositive power over 2,022,665 shares. Pursuant to the filing, Shamrock 11 reports that it had shared voting and shared dispositive power over 138,752 shares. Pursuant to the filing, Shamrock 55 reports that it had shared voting and shared dispositive power over 775,250 shares. Pursuant to the filing, Shamrock 35 reports that it had shared voting and shared dispositive power over 1,108,663 shares.

(5)	Information presented is based on a Schedule 13G filed with the SEC on February 14, 2007 by Frank LaGrange Johnson (“FLJ”), LaGrange Capital Partners, L.P. (“LCP”), LaGrange Capital Partners Offshore Fund, Ltd. (“LaGrange Offshore”), and LaGrange Capital Administration, L.L.C. (“LaGrange Capital”). Pursuant to the filing, FLJ reports that he had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 1,576,074 shares. LCP reports that it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 1,237,063 shares. Pursuant to the filing, LaGrange Offshore reports that it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 333,620 shares. Pursuant to the filing, LaGrange Capital reports that it had sole power to vote or direct the vote and sole power to dispose or direct the disposition of 1,570,683 shares.

(6)

Information presented is based on Schedule 13G filed with the SEC on January 23, 2007 by Barclays Global Investors, NA. (“BGI”), Barclays Global Fund Advisors (“BGF”), Barclays Global Investors, LTD (“Barclays Investors”), Barclays Global Investors Japan Limited (“Barclays Japan Limited”), and Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Bank”). Pursuant to the filing, BGI reports that it had sole power to vote or direct the vote of 528,181 shares and the sole power to dispose of or direct the disposition of 637,336 shares. Pursuant to the filing, BGF reports that it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 788,669 shares. Pursuant to the filing, Barclays Investors reports that it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 17,615 shares. Pursuant to the filing, Barclays Japan Limited and Barclays Japan Bank report that they had no power to vote or direct the vote or dispose of or direct the disposition of shares.

(7)	Includes (a) 78,375 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 1,500 shares of unvested restricted stock.

(8)	Includes (a) 48,792 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 1,500 shares of unvested restricted stock.

(9)	Includes (a) 58,792 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007, (b) 1,500 shares of unvested restricted stock, and (c) 6,736 shares held in a margin account.

(10)	Includes (a) 5,566 shares credited to Mr. Sznewajs’ deferred account under the Coinstar, Inc. Outside Directors’ Deferred Compensation Plan, (b) 48,792 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007, and (c) 1,500 shares of unvested restricted stock.

(11)	Includes 11,000 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007.

(12)	Includes (a) 53,792 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 1,500 shares of unvested restricted stock.

(13)	Includes (a) 376,533 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 37,500 shares of unvested restricted stock, 5,000 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets. All shares are held in trust under the Cole Living Trust, dated August 5, 2003, and any amendments thereto, for the benefit of Mr. Cole and his spouse, with Mr. Cole and his spouse as trustees.

(14)	Includes (a) 158,884 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 24,500 shares of unvested restricted stock, 2,500 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(15)	Includes (a) 46,142 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 3,925 shares of unvested restricted stock, 500 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(16)	Includes (a) 38,458 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 4,975 shares of unvested restricted stock, 1,000 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(17)	Includes (a) 57,833 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 4,975 shares of unvested restricted stock, 1,000 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(18)	Includes (a) 1,229,609 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2007 and (b) 100,393 shares of unvested restricted stock, 13,750 of which are the aggregate of target amounts subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, all of our directors and officers complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during 2006, except that we inadvertently filed one report late on behalf of Richard C. Deck.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Programs

Compensation Philosophy and Policies

Our executive compensation programs are designed to attract, motivate, and retain executive officers critical to our long-term success and the creation of stockholder value. The decisions by the Compensation Committee of the Board (for purposes of the Compensation Discussion and Analysis, the “Committee”) concerning the specific compensation elements and total compensation paid or awarded to our executive officers for 2006 (and compensation elements for 2007) were made with the intent that executive compensation:

•	remain aligned with the goal of enhancing stockholder value;

•	reflect evolving compensation standards and practices among our peer group companies (described below); and

•	take into account recent and proposed changes in valuation methods and accounting for certain forms of executive compensation, namely, equity compensation.

The Committee believes that the allocation among the different forms of compensation should vary based on the position and level of responsibility. For example, those executives with the greater ability to influence company performance will have a higher level of at-risk compensation in the form of an increased percentage of total compensation in stock options, restricted stock awards and performance-based short-term incentives. The lower the level of influence of an executive, the higher the percentage of their total compensation is in the form of base salary with a correspondingly lower percentage of stock options, restricted stock awards, and performance-based short-term incentives. Thus, the Committee designs executive compensation for higher-level executives to align closely with stockholders’ and our long-term shared interests.

Particular factors affecting the Committee’s decisions for 2006 included:

•

“total” compensation—the Committee believes executive compensation packages should take into account the competitiveness of each component of compensation: base salary, short-term (cash) and long-term (equity) incentives and benefits;

•

“pay-for-performance-based” compensation—the Committee believes executive compensation levels should be determined based on company, line of business and individual results as compared to quantitative and qualitative performance goals set at the beginning of each year;

•	“at-market” compensation—the Committee believes executive compensation levels should be at or above the median compensation awarded to similarly situated peer group companies;

•

“stockholder aligned” compensation—the Committee believes equity compensation awarded to executive officers (consisting of a mix of stock options and restricted stock awards) should be a significant portion of each executive’s compensation and should further the shared interests of our executives and stockholders;

•	“fair” compensation—the Committee believes executive compensation levels should be perceived as fair, both internally and externally; and

•

“tax deductible” compensation—the Committee believes we should maximize the tax deductibility of compensation paid to executive officers, as permitted under Section 162(m) of the Code; but may approve components of executive compensation that will not meet the requirements of Section 162(m) in order attract, motivate, and retain executives.

The compensation philosophy and policies are established based on discussion among the Committee, management, and outside consultants (if retained). The Committee reviews the compensation philosophy and policies annually when determining the next year’s executive compensation. During Committee meetings in December 2006 to February 2007, the Committee reviewed our compensation philosophy and policies for 2007 executive compensation. Changes to these policies for 2007 as they relate to short-term incentives and long-term incentives are described below.

Benchmarking of Compensation

When evaluating executive compensation, the Committee’s intent is to set the components of executive compensation (base salary, short-term incentives and long-term incentives) at or above the median compensation awarded to similarly situated peer group companies and information provided in survey data/market studies. The Committee reviews survey data/market studies in order to determine competitive market pay and market/industry trends in executive compensation. For 2005 compensation, the Committee retained Ascend Consulting to prepare survey data/market studies. Management provided Ascend Consulting with the following peer group companies for 2005 compensation:

• aQuantive, Inc.	• F5 Networks, Inc.

• Captaris, Inc.	• Fisher Communications, Inc.

• Cascade Natural Gas Corp.	• Flow International Corporation

• Cost U Less, Inc.	• InfoSpace, Inc.

• Cray Inc.	• LOUD Technologies Inc.

• Cutter & Buck, Inc.	• RealNetworks, Inc.

• drugstore.com, inc.	• Shurgard Storage Centers, Inc.

• Todd Shipyards Corporation

In 2006, the Committee worked closely with management and our Corporate Vice President of Human Resources to update the numbers in the survey data/market studies prepared in 2005 for cost-of-living and other ordinary increases. It then evaluated and relied on the updated 2005 survey data/market studies in its determination of 2006 executive compensation. When necessary, the Committee may adjust certain components of executive compensation above the median compensation for a particular executive. An adjustment, if any, may be based on local market competition, position demands (as they relate to company-specific demands), and the recommendation of the Chief Executive Officer.

Elements of Compensation

Elements of In-Service Compensation and Benefits

Compensation paid to our executive officers in 2006 consisted of the following components: base salary, short-term (cash) incentives, long-term (equity) incentives and other benefits. We pay base salaries in order to attract and retain executives as well as to provide a base of cash compensation for employment for the year. We pay short-term incentives to reward executive officers for individual and team performance and for achieving key measures of corporate performance. We pay long-term incentives in order to retain executives as well as to align the interests of executives directly to the long-term interests of our stockholders.

Base Salary.    Base salaries for our executive officers are determined by evaluating the following factors:

•	the responsibilities of the position;

•	the strategic value of the position;

•	the experience and skills of the individual filling the position; and

•	market data for comparable positions in peer group companies.

The salaries the Company paid to our Named Executive Officers for 2006 are shown in the Summary Compensation Table on page 35 of this Proxy Statement. For 2006, the percentage of base salary increases for Named Executive Officers from 2005 to 2006 averaged 4.5% (excluding Mr. Turner). Mr. Turner received a 29.5% increase in base salary from 2005 to 2006 in order to adjust his base salary to the 60th percentile range of other chief financial officers at our peer group companies. The increase was based on Mr. Turner’s job performance, his increased responsibilities due to our numerous acquisitions, and the competitive job market. The Committee believes that the base salaries for our other Named Executive Officers in 2006 were generally competitive when compared to similar positions at our peer group companies and that such base salaries were merited, based on each executive’s performance, position and responsibilities, to retain executives and to keep in line with cost-of-living increases.

Base salaries are reviewed annually and are effective January 1 of the new fiscal year. The Committee may adjust base salaries from time to time to recognize changes in individual performance, promotions and competitive compensation levels.

At its regularly scheduled meeting on February 2, 2007, the Committee established that fiscal year 2007 base salaries for our Named Executive Officers listed in this Proxy Statement will be as follows: David W. Cole, $475,000; Brian V. Turner, $364,000; Randall J. Fagundo, $325,000; Stephen J. Verleye, $245,009; and James C. Blakely, $262,005. For 2007, the percentage of base salary increases for Named Executive Officers from 2006 to 2007 ranged from 0% to 18.7%. Mr. Cole received an 18.7% increase in base salary from 2006 to 2007. The increase was made in order to more closely align Mr. Cole’s base salary with the 50th percentile range of the chief executive officers at our peer group companies. The Committee believes that the base salary increases for 2007 are merited given each executive officer’s performance in 2006 and the executive’s respective position and responsibilities for 2007.

Short-Term Incentives.    The 2006 short-term incentives awarded to our executive officers were awarded under the 2006 Incentive Plan. The 2006 awards consisted of a cash bonus, of which 60% was tied to key measures of corporate performance, 20% was tied to individual performance, and 20% was tied to the management team’s performance. The key measures of corporate performance for 2006 related to the following financial and strategic objectives: revenue, growth of business, cost management, cross-selling and earnings per share. The key measures of corporate performance are prepared by management and recommended to the Committee based on past performance and the budget for the upcoming year. The target level for the achievement of the measures is set at a level where it is reasonable for us to achieve the target. The Committee reviews and approves the target performance measures at the beginning of each year for the upcoming year.

The target cash bonus for each participating executive officer constitutes a percentage of each officer’s base salary, ranging from 20% to 50%. For performance in 2006, short-term incentives were paid out as follows:

•

30% paid in July 2006 and 30% paid in February 2007, for a total allocation under the 2006 Incentive Plan of 60% based on achievement of certain performance goals related to the key measures of corporate performance identified above;

•

10% paid in July 2006 and 10% paid in February 2007, for a total allocation under the 2006 Incentive Plan of 20% based on the Committee’s discretion after evaluating the executive’s performance for the first six-month period and the entire year, respectively; and

•	20% of bonus paid in February 2007 based on the Committee’s discretion after evaluating the management team’s performance for the entire year.

Of the 60% attributable to the achievement of corporate performance goals, eligible executive officers could receive between 0% and 200% of the target amount, depending on the level of achievement of the goals. Of the 20% based on the Committee’s discretion related to individual performance, participants under the plan may receive between 0% and 200% of the target amount; provided, however, there is a cap at 100% for the first semi-annual payment. Of the 20% based on the Committee’s evaluation of the management team’s performance, participants under the plan may receive between 0% and 200% of the target amount. In addition to the above, the Committee may award discretionary cash bonuses to an executive officer on the basis of such officer’s outstanding performance on particular projects.

The short-term incentives for the achievement of corporate performance goals and the executive’s individual performance are paid semi-annually in order to motivate executives for performance throughout the year. The first semi-annual payment is typically made in August (after completion of the first six months of the year) in order to review our performance against the corporate performance goals and the executive’s individual performance. For example, the performance goals are set for the entire 12 months of the year and progress toward those goals is measured at six months and then again at completion of the year. At the six-month point, the Committee evaluates performance against the goals and approves partial payments to the executives against what may be achieved for the entire 12-month period. The second semi-annual payment is typically made in February (after the completion of the second six months and once our year-end financial results are available) in order to review our year-end corporate performance against the performance goals, the executive’s individual performance, and the management team’s overall performance.

When determining the bonus payments under the short-term incentive plan, management prepares a chart of the corporate performance as compared against the pre-determined performance goals. The chart also includes the Chief Executive Officer’s recommendation for bonus payments (excluding his own) for each executive and the overall management team, based on individual and team performance. The Committee then evaluates each of the elements of the short-term incentive plan: corporate performance against the pre-determined goals, each individual’s performance, and the management team’s performance. The Committee also reviews the Chief Executive Officer’s performance and recommends a short-term incentive bonus payment based on the corporate performance goals, individual performance, and as part of the management team’s performance. For individual performance, the Committee reviews the Chief Executive Officer’s recommendations, which are based on each executive’s individual performance in their particular job. Individual performance metrics evaluated by the Chief Executive Officer include specific individual goals attained throughout the year, exceptional performance for the position, significant accomplishments, and overall contribution to the executive team and the company. The Committee also reviews the Chief Executive Officer’s recommendation on team performance, which is based on the overall management team’s performance. Team performance is evaluated on accomplishments of the team as a group and how the team’s performance compared to our corporate performance.

The Committee then modifies and/or approves all of the proposed short-term incentive bonus payments. The individual and team discretionary portion of the short-term incentive plan is reviewed by the Committee (as described above) and may be adjusted up or down by the Committee based on the Committee’s evaluation of individual and team performance (as recommended by the Chief Executive Officer). The Committee may determine that a certain executive should be paid above the individual target bonus amount based on exceptional performance. The Committee may also determine that a certain individual did not perform and may adjust the recommended bonus amount below target. In addition, the Committee may adjust the proposed bonus payments for the team’s performance based on its evaluation of the team’s performance as it compared to corporate performance.

The cash bonuses paid to our Named Executive Officers for 2006 are shown in the Summary Compensation Table on page 35 of this Proxy Statement. Overall, the cash bonuses paid to our Named Executive Officers ranged from 83.7% to 101.7% of each of their respective target bonus amounts for the entire short-term incentive plan. The Committee believes that the executives’ performance, individually, as a team, and against the key measures of corporate performance described above merited the short-term bonuses paid for performance in 2006.

In 2007, with the assistance of compensation consultant Towers Perrin, the Committee reviewed and approved the 2007 Incentive Plan. The 2007 Incentive Plan is an annual cash bonus plan based on the 2006 Incentive Plan. The 2007 Incentive Plan provides cash bonuses based on the achievement of goals relating to corporate performance. The target bonus is determined as a percentage of each participant’s base salary, ranging from 20% to 60%. Payout under the plan is to be determined as follows: 70% is paid semi-annually (35% in August 2007 and 35% in February 2008) and is based on achievement of certain semi-annual performance goals related to Earnings Before Interest, Tax, Depreciation and Amortization, Return On Invested Capital, growth of the business, innovation, cost management, and cross-selling for each six-month period, and 30% is paid annually and is based on the Committee’s discretion after evaluating the management team’s performance for the entire year and creating a bonus pool. From the 30% bonus pool, the Chief Executive Officer will then recommend individual awards (with the exception of the Chief Executive Officer award) based on an evaluation of individual performance. The Committee will then review and approve the individual awards (based on the Chief Executive Officer’s recommendations) and determine the Chief Executive Officer’s award. Of the 70% attributable to the achievement of corporate performance goals, participants under the 2007 Incentive Plan may receive between 0% and 200% of the target amount, depending on the level of achievement of the goals. Of the 30% based on the Committee’s discretionary pool, participants under the 2007 Incentive Plan may receive between 0% and 200% of the target amount. The portion based on achievement of corporate performance goals is part of the annual plan; however, there is a partial payment made after the first six months of the year. For example, the performance goals are set for the entire 12 months of the year and progress toward those goals is measured at six months and then again at completion of the year. At the six-month point, the Committee evaluates performance against the goals and approves partial payments to the executives against what may be achieved for the entire 12-month period.

Long-Term Incentives.    Long-term incentives awarded to our executive officers consist of equity compensation in the form of stock options and restricted stock awards. Executive officers received restricted stock awards in December 2005 for 2006 compensation. The restricted stock award for 2007 compensation was made in February 2007. Thus, due to the December 2005 and February 2007 dates for the awards of restricted stock, there were no restricted stock awards made in 2006. The Named Executive Officers received the following restricted stock awards in December 2005: Mr. Cole, 12,000; Mr. Turner, 10,000; Mr. Fagundo, 1,700; Mr. Verleye, 1,700; and Mr. Blakely, 1,700. These awards of restricted stock vest (and are no longer subject to forfeiture) in equal annual installments over the period from the date of award until the fourth anniversary of the date of award.

Executive officers received grants of stock options in December 2005 as part of 2006 compensation. The option grants for 2007 compensation were made in February 2007. Thus, due to the December 2005 and February 2007 dates of the stock option grants, there were no stock options granted in 2006. The Named Executive Officers received the following number of stock option grants in December 2005: Mr. Cole, 75,000; Mr. Turner, 40,000; Mr. Fagundo, 15,000; Mr. Verleye, 15,000; and Mr. Blakely, 15,000. For options granted in December 2005 and February 2007, the term of the options is five years and the options vest and become exercisable in equal annual installments over the period from the date of award until the fourth anniversary of the date of award.

All annual long-term incentive grants to the Named Executive Officers are approved by the Committee. Annual long-term incentive grants are typically granted prior to or at the beginning of the service period for which the awards are granted (i.e. the long-term incentive grant for performance in 2006 was made in December 2005 and the long-term incentive grant for performance in 2007 was made in February 2007). The annual long-term incentive grants are made at the beginning or prior to the start of the service period in order to motivate and retain the executive for the upcoming year. The Committee also periodically makes promotional or new hire option grants. In December 2001, the Committee delegated authority to the Chief Executive Officer to grant options to non-executive employees (for new hires or newly promoted employees) if the option grant amount is less than 10,000, and in January 2005, the Committee approved a discretionary option pool for the Chief Executive Officer to grant options to non-executive employees for outstanding performance on projects. The exercise price for all option grants is set at the closing price on the date on which the option grant is made. We do not have a program, plan or practice to time stock option grants to our existing executives or to new executives in coordination with the release of material nonpublic information, and we do not plan to time nor have we timed the release of material nonpublic information for the purpose of affecting the value of executive compensation.

The Committee believes that stock ownership is an essential tool to align the interests of our executives and stockholders. Generally, the higher the level of the executive’s position, the greater the percentage of long-term incentives is granted in the form of stock options and restricted stock, which we consider at-risk compensation. The Committee believes that a percentage of total compensation should be at-risk in terms of option price and company performance. When determining the percentage of stock options versus restricted stock, the Committee targeted the following approximate percentages (based on the value of the stock options and restricted stock) for the Named Executive Officers: Mr. Cole, 70% stock options and 30% restricted stock; Mr. Turner, 60% stock options and 40% restricted stock; Mr. Fagundo, 80% stock options and 20% restricted stock; Mr. Verleye, 80% stock options and 20% restricted stock, and Mr. Blakely, 80% stock options and 20% restricted stock. For 2006, the Committee also evaluated the following in determining the size of the long-term incentive awards granted to executive officers:

•	the anticipated contribution by the executive officer;

•	the equity awards required from a competitive point of view to retain the services of a valued executive officer;

•	market data for comparable positions at our peer group companies;

•	the number of stock options or restricted stock awards currently held by the executive officer; and

•	the percentage of total compensation.

The Committee did not assign a relative weight to any one particular factor. In addition to evaluating the above listed factors, the Committee also reviewed the Chief Executive Officer’s recommendation for long-term incentives for each of the executive officers (excluding his own). The Committee separately determined the Chief Executive Officer’s long-term incentive amount. Based on the Committee’s evaluation of these factors and the Chief Executive Officer’s recommendations, the Committee believes the grants of stock options and awards of restricted stock were merited.

In 2007, with the assistance of compensation consultant Towers Perrin, the Committee evaluated and approved the addition of performance-based restricted stock to the long-term incentives awarded to our executive officers. The performance-based restricted stock awards are earned only if Coinstar achieves a specified EBITDA performance goal for 2007. If the minimum specified EBITDA performance goal for 2007 is not achieved, the performance-based restricted stock award will be forfeited. An executive may earn up to 150% of the target number of shares if the maximum specified EBITDA performance goal for 2007 is achieved. The number of performance-based shares of restricted stock to be earned by an executive will depend on the level of achievement of the performance goal. If the performance-based restricted stock award is earned, then the shares will begin to vest in equal annual installments over a three-year period from the date of grant and will no longer be subject to forfeiture, provided the executive is still employed by us.

Other Benefits and Perquisites.    Executive officers may receive additional benefits and limited perquisites that are (i) similar to those offered to our employees generally or (ii) in the Committee’s view, are reasonable, competitive and consistent with our overall executive compensation program. Perquisites are reviewed by the

Committee when made. We provide medical, dental, and group life insurance benefits to each executive officer, similar to those provided to all other Coinstar employees. Also, as provided to all other Coinstar employees, Coinstar matches a portion of each executive’s contribution to his or her account in the Coinstar 401(k) retirement plan. In limited circumstances, and generally on a case-by-case basis, the Committee has authorized certain perquisites for our executive officers, including reimbursements for tax-planning assistance and travel expenses associated with spousal attendance at certain business-related conferences.

In the past, we have provided an opportunity for executives to defer portions of their annual cash compensation into tax-deferred interest-bearing accounts pursuant to the Executive Deferred Compensation Plan. Effective January 1, 2005, the Committee suspended future deferrals under the plan due to low participation. Executives who had previously deferred a portion of their cash compensation continue to maintain interests in the plan. These interests are noted in the 2006 Nonqualified Deferred Compensation Table on page 40 of this Proxy Statement.

Elements of Post-Termination Compensation and Benefits

Employment Agreements and Change-of-Control Agreements.    We have entered into employment agreements with Messrs. Cole, Turner and Fagundo and have entered into change-of-control agreements with all of our Named Executive Officers. Executive officers who do not have an employment agreement serve at the will of the Board of Directors, thus enabling the Board to remove an executive officer whenever it is in our best interests, with full discretion on any severance package (excluding vested benefits). The Committee believes that the employment agreements and change-of-control agreements that have been entered into were merited in light of all relevant circumstances, including each individual’s past employment experience, desired terms and conditions of employment and the strategic importance of their respective positions, including stability and retention. The Committee believes that the employment agreements are necessary in order to attract and retain the executives. The Committee believes that the change-of-control agreements are necessary in order to retain and maintain stability among the executive group and that the terms of the change-of-control agreements are reasonable based on its review of the change-of-control agreements for similarly situated peer group companies. The Committee and outside consultants review the agreements at the time they are entered into in order to determine current market terms for the particular executive and agreement.

Stock Ownership Guidelines

Because the Committee believes that stock ownership is an essential tool to align management and stockholder interests, the Committee has adopted a program to require our executive officers to own prescribed amounts of Coinstar common stock. Under this program (as revised by the Committee in January 2006), the Chief Executive Officer and Chief Financial Officer must own shares of Coinstar common stock (in the form of restricted stock and owned shares) equal in value to 75% of their respective base salary. All other executive officers must own stock equal in value to 50% of their base salary. The program was adopted in December 2002 and became effective in January 2003 (as revised in January 2006), with a four-year phase-in period. Executive officers must show progress of 25% per year until the four-year target is met. The shares owned are valued at the greater of (i) the price at the time of purchase/acquisition or (ii) the current market value. For purposes of the stock ownership guidelines, the term “executive officer” means any vice president in charge of a principal business unit, division, or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions and appointed by our Board of Directors (excluding the Chief Executive Officer and Chief Financial Officer) as an executive officer. Persons that are named as executive officers subsequent to adoption of the program are granted a grace period to meet the program requirements. The stock ownership guidelines are annually reviewed by the Committee, including executive compliance with the guidelines along with any changes necessary to the guidelines.

As of December 31, 2006, each of the Named Executive Officers and all of the executive officers subject to the guidelines have met the stock ownership requirements.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to the Chief Executive Officer and the four other most highly compensated executives in a fiscal year. “Performance-based compensation” is excluded from this $1 million limit. Stock options and certain performance-based restricted stock awards granted to our executive officers pursuant to our equity compensation plans are designed to qualify for the performance-based exemption. Restricted stock awards granted to our executive officers have not been designed to qualify for the performance-based exemption. While the Committee believes it is important to maximize the tax deductibility of compensation paid to our executive officers, the Committee has not adopted a policy that all compensation must be tax-deductible and qualified under Section 162(m). In order to maintain ongoing flexibility of our compensation programs, the Committee may from time to time approve incentive and other compensation that exceeds the $1 million limit.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Deborah L. Bevier, Chairperson

David M. Eskenazy

Keith D. Grinstein

Robert D. Sznewajs

NAMED EXECUTIVE OFFICER COMPENSATION

2006 Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2006 compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served as executive officers as of December 31, 2006 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
David W. Cole CEO and Director	2006	$400,014	$208,650	$830,215	$201,407	—	$7,321	$1,647,607

Brian V. Turner Chief Financial Officer	2006	$350,168	$153,125	$702,989	$178,060		$9,562	$1,393,904

Randall J. Fagundo Senior VP and General Manager, Entertainment	2006	$325,000	$24,475	$242,322	$108,810		$6,364	$706,971

Stephen J. Verleye Senior VP and General Manager, E-Payment Services	2006	$226,044	$18,873	$266,117	$89,243		$7,092	$607,369

James C. Blakely Senior VP, Sales	2006	$247,572	$18,873	$193,611	$122,177		$8,735	$590,968

(1)	The dollar amounts in these columns reflect the amount recognized for financial statement reporting purposes in accordance with FAS 123(R) (excluding the accounting effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) for the fiscal year ended December 31, 2006. Thus, the amounts include amounts from awards granted in or prior to 2006. For additional information regarding the FAS 123(R) calculation and assumptions, please see notes 2 and 9 to the Company’s audited financial statements included in the Annual Report.

(2)	The dollar amounts in this column reflect the cash bonuses paid to Named Executive Officers for performance in fiscal year 2006 pursuant to the 2006 Incentive Plan, which is further described in “Compensation Discussion and Analysis.”

(3)	Represents 401(k) retirement plan matching contributions.

2006 Grants of Plan-Based Awards Table

The following table shows for the fiscal year ended December 31, 2006 non-equity incentive plan awards granted to our Named Executive Officers under the 2006 Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David W. Cole	—	$0	$200,007	$400,014	—	—	—	—	—	—	—
Brian V. Turner		$0	$175,084	$350,168
Randall J. Fagundo		$0	$130,000	$260,000
Stephen J. Verleye		$0	$90,418	$180,836
James C. Blakely		$0	$123,786	$247,572

(1)	The minimum amount payable under the 2006 Incentive Plan is $0. For additional information regarding the 2006 Incentive Plan, see “Compensation Discussion and Analysis.”

Employment Agreements

David W. Cole, Chief Executive Officer of Coinstar.    In January 2004, the Company entered into an employment agreement with our Chief Executive Officer, David W. Cole. The agreement superseded all prior employment agreements between Mr. Cole and the Company. Under the terms of the employment agreement, the Company agreed to pay Mr. Cole an annual base salary, subject to possible increase at the discretion of the Compensation Committee. Mr. Cole is also eligible to receive annual cash awards (under the non-equity incentive plan) based on the achievement of certain performance targets applicable to the award.

Brian V. Turner, Chief Financial Officer of Coinstar.    In August 2005, the Company entered into an employment agreement with our Chief Financial Officer, Brian V. Turner. The agreement superseded all prior employment agreements between Mr. Turner and the Company. Under the terms of the employment agreement, the Company agreed to pay Mr. Turner an annual base salary, subject to possible increase at the discretion of the Compensation Committee. Mr. Turner is also eligible to receive annual cash awards (under the non-equity incentive plan) based on the achievement of certain performance targets applicable to the award.

Randall J. Fagundo, Senior Vice President and General Manager, Entertainment.    In July 2006, the Company entered into an employment agreement with our Senior Vice President and General Manager, Entertainment, Randall J. Fagundo. The agreement superseded all prior employment agreements between Mr. Fagundo and the Company. Under the terms of the employment agreement, the Company agreed to pay Mr. Fagundo an annual base salary, subject to possible increase at the discretion of the Compensation Committee. Mr. Fagundo is also eligible to receive annual cash awards (under the non-equity incentive plan) based on the achievement of certain performance targets applicable to the award.

2006 Incentive Plan

The 2006 short-term incentives awarded to our executive officers were awarded under the 2006 Incentive Plan. The 2006 awards consisted of cash awards tied to key measures of corporate performance relating to the following financial and strategic objectives: revenue, growth of business, cost management, cross-selling and earnings per share. For additional information regarding the 2006 Incentive Plan, see “Compensation Discussion and Analysis.”

1997 Amended and Restated Equity Incentive Plan

Long-term incentives awarded to our executive officers consist of equity compensation in the form of stock options and restricted stock awards under the 1997 Amended and Restated Equity Incentive Plan. Executive officers received restricted stock awards in December 2005 for 2006 compensation. The restricted stock award for 2007 compensation was made in February 2007. Thus, due to the December 2005 and February 2007 dates for the awards of restricted stock, there were no restricted stock awards made in 2006. Awards of restricted stock vest (and are no longer subject to forfeiture) in equal annual installments over the period from the date of award until the fourth anniversary of the date of award.

Executive officers received grants of stock options in December 2005 for 2006 compensation. The option grants for 2007 compensation were made in February 2007. Thus, due to the December 2005 and February 2007 dates of the stock option grants, there were no stock options granted in 2006. For options granted in December 2005 and February 2007, the term of the options is five years and the options vest in equal annual installments over the period from the date of award until the fourth anniversary of the date of award. The exercise price for the option grants is equal to the closing price on the date of grant.

For additional information regarding the terms of the 1997 Amended and Restated Equity Incentive Plan, see the description under Proposal 2 in this Proxy Statement.

Salary and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

The proportion of salary and non-equity plan compensation compared to total compensation varies among the Named Executive Officers. Specifically, allocation among the different components of compensation varies based on the position and level of responsibility. For example, those Named Executive Officers with the greater ability to influence Coinstar’s performance will have a higher level of at-risk compensation in the form of an increased percentage of total compensation in stock options, restricted stock awards and performance-based short-term incentives. The lower the level of influence of an executive, the higher the percentage of their total compensation is in the form of base salary with a correspondingly lower percentage of stock options, restricted stock awards and performance-based short-term incentives. Thus, executive compensation for higher-level executives is set to align closely with stockholders’ and Coinstar’s long-term shared interests. In 2006, the level of total cash compensation as compared to total compensation ranged between 37% and 38% for the Chief Executive Officer and the Chief Financial Officer. For the other Named Executive Officers, the level of total cash compensation as compared to total compensation ranged between 53% and 64%.

2006 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the outstanding stock options and unvested stock awards held by each Named Executive Officer at December 31, 2006.

	OPTION AWARDS							STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(8)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(9)		Market Value of Shares or Units of Stock That Have Not Vested(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable
David W. Cole	200,000		0		—	$21.24	10/08/11	—		—	—	—
	65,000		0			$23.22	12/20/12	—		—
	47,396	(1)	17,604	(1)		$18.19	01/02/14	—		—
	31,721	(2)	34,479	(2)		$24.90	01/13/15	—		—
	18,750	(3)	56,250	(3)		$23.90	12/12/10	—		—
	—		—			—	—	16,500	(9)	$504,405
	—		—			—	—	9,000	(10)	$275,130

Brian V. Turner	70,833	(4)	9,167	(4)	—	$18.59	04/29/13	—		—	—	—
	32,813	(1)	12,187	(1)		$18.19	01/02/14	—		—
	25,779	(2)	28,021	(2)		$24.90	01/13/15	—		—
	10,000	(3)	30,000	(3)		$23.90	12/12/10	—		—
	—		—			—	—	11,250	(9)	$343,913
	—		—			—	—	7,500	(10)	$229,275

James C. Blakely	22,604	(5)	12,396	(5)	—	$18.00	05/24/14	—		—	—	—
	6,948	(2)	7,552	(2)		$24.90	01/13/15	—		—
	3,750	(3)	11,250	(3)		$23.90	12/12/10	—		—
	—		—			—	—	1,050	(9)	$32,099
	—		—			—	—	1,275	(10)	$38,977

Randall J. Fagundo	24,167	(6)	15,833	(6)	—	$21.00	07/26/14	—		—	—	—
	11,548	(2)	12,552	(2)		$24.90	01/13/15	—		—
	3,750	(3)	11,250	(3)		$23.90	12/12/10	—		—
	—		—			—	—	1,725	(9)	$52,733
	—		—			—	—	1,275	(10)	$38,977

Stephen J. Verleye	21,250	(7)	8,750	(7)	—	$18.50	02/02/14	—		—	—	—
	18,125	(6)	11,875	(6)		$21.00	07/26/14	—		—
	6,948	(2)	10,252	(2)		$24.90	01/13/15	—		—
	3,750	(3)	11,250	(3)		$23.90	12/12/10	—		—
	—		—			—	—	1,050	(9)	$32,099
	—		—			—	—	1,275	(10)	$38,977

(1)	These options were granted on January 2, 2004 pursuant to the 1997 Amended and Restated Equity Incentive Plan with a term of ten years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(2)	These options were granted on January 13, 2005 pursuant to the 1997 Amended and Restated Equity Incentive Plan with a term of ten years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(3)	These options were granted on December 12, 2005 pursuant to the 1997 Amended and Restated Equity Incentive Plan with a term of five years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from the grant date and 25% annually thereafter.

(4)	These options were granted on April 29, 2003 pursuant to the 1997 Amended and Restated Equity Incentive Plan with a term of ten years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(5)	These options were granted on May 24, 2004 pursuant to the 1997 Amended and Restated Equity Incentive Plan with a term of ten years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(6)	These options were granted on July 26, 2004 pursuant to the 1997 Amended and Restated Equity Incentive Plan with a term of ten years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(7)	These options were granted on February 2, 2004 pursuant to the 2000 Amended and Restated Equity Incentive Plan with a term of ten years, subject to earlier termination in the event of termination of employment, and options vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(8)	The per-share option exercise price represents the closing price of the Company’s common stock on the date of grant.

(9)	These awards were made on January 13, 2005 pursuant to the 1997 Amended and Restated Equity Incentive Plan and vest 25% one year from the award date and 25% annually thereafter.

(10)	These awards were made on December 12, 2005 pursuant to the 1997 Amended and Restated Equity Incentive Plan and vest 25% one year from the award date and 25% annually thereafter.

(11)	Market value was determined by multiplying the number of shares of stock by $30.57 (the closing price of the Company’s common stock on December 29, 2006).

2006 Option Exercises and Stock Vested Table

The following table shows for the fiscal year ended December 31, 2006 the options exercised and vested restricted stock for the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
David W. Cole	—	—	8,500	$227,645	(2)
Brian V. Turner			6,250	$169,563	(3)
Randall J. Fagundo			1,000	$27,315	(4)
Stephen J. Verleye			775	$21,877	(5)
James C. Blakely			775	$21,877	(6)

(1)	None of the Named Executive Officers exercised any stock options in 2006.

(2)	Represents 5,500 shares of restricted stock vested on January 13, 2006 with the closing price of the Company’s common stock of $24.17 on such date and 3,000 shares of restricted stock vested on December 12, 2006 and a closing market price of the Company’s common stock of $31.57 on such date.

(3)	Represents 3,750 shares of restricted stock vested on January 13, 2006 with the closing price of the Company’s common stock of $24.17 on such date and 2,500 shares of restricted stock vested on December 12, 2006 and a closing market price of the Company’s common stock of $31.57 on such date.

(4)	Represents 575 shares of restricted stock vested on January 13, 2006 with the closing price of the Company’s common stock of $24.17 on such date and 425 shares of restricted stock vested on December 12, 2006 and a closing market price of the Company’s common stock of $31.57 on such date.

(5)	Represents 350 shares of restricted stock vested on January 13, 2006 with the closing price of the Company’s common stock of $24.17 on such date and 425 shares of restricted stock vested on December 12, 2006 and a closing market price of the Company’s common stock of $31.57 on such date.

(6)	Represents 350 shares of restricted stock vested on January 13, 2006 with the closing price of the Company’s common stock of $24.17 on such date and 425 shares of restricted stock vested on December 12, 2006 and a closing market price of the Company’s common stock of $31.57 on such date.

2006 Nonqualified Deferred Compensation Table

The following table provides information for each of the Named Executive Officers regarding aggregate earnings for 2006 and year-end account balances under the Coinstar, Inc. Executive Deferred Compensation Plan (the “EDCP”). There were no executive or Company contributions under the EDCP for 2006. Prior to 2005, we allowed executives to defer portions of their annual cash compensation into tax-deferred interest-bearing accounts pursuant to the EDCP. Effective January 1, 2005, we suspended future deferrals under the EDCP due to low participation. However, executives who had previously deferred a portion of their cash compensation continue to maintain interests under the EDCP, even though they cannot defer additional compensation under the EDCP.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (#)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
David W. Cole	—	—	$27,128	(1)	—	$313,494
Brian V. Turner
Randall J. Fagundo
Stephen J. Verleye
James C. Blakely

(1)	The dollar amount in this column reflects the amount of notional earnings on Mr. Cole’s previously deferred compensation pursuant to the EDCP, contributions to which were suspended effective January 1, 2005. As no portion of this amount represents above-market earnings, no portion of this amount is reflected in the Summary Compensation Table.

The EDCP is a nonqualified plan and its benefits are paid by the Company out of its general assets. Because the compensation deferrals under the EDCP were discontinued effective January 1, 2005, the EDCP is not subject to Section 409A of the Internal Revenue Code, which applies to compensation that is first deferred or becomes vested after December 31, 2004.

Mr. Cole is the only Named Executive Officer that continues to have an account under the EDCP. Although Mr. Cole can no longer defer additional compensation under the EDCP, his EDCP account continues to be adjusted for notional investment earnings. These earnings are based on the return of the investment tracking funds to which Mr. Cole has allocated his account balance. There are ten such tracking funds. The tracking funds differ from the investment funds offered in Coinstar’s 401(k) plan. The 2006 calendar year returns of these tracking funds were: Parnassus Equity Income, $1,556; Invesco Leisure Investment, $409; American Century Global Growth, $3,630; Selected American Shares Fund, $8,039; Jensen Fund, $1,351; American Century Equity Income, $4,669; Dreyfus Small Cap Index, $7,039; PIMCO Total Return D, $6,235; Manager Bond, $818; and Alliance Money Reserves, $0.

Mr. Cole can reallocate his account balance among the tracking funds at any time.

Mr. Cole is fully vested in his EDCP account balance. He may withdraw all or any portion of his EDCP account balance at any time prior to termination of employment. However, if he does so, he will forfeit 10% of the amount withdrawn. Any portion of his account balance that he has not withdrawn prior to his termination of employment will be distributed to him in a lump sum within 90 days after his termination of employment.

Elements of Post-Termination Compensation and Benefits

Employment Agreements and Change-of-Control Agreements.    Under certain circumstances, Coinstar will enter into an employment agreement or change-of-control agreement with executive officers. Otherwise, executive officers serve at the will of the Board of Directors; enabling the Company to remove an executive officer whenever it is in the best interests of the Company, with full discretion on any severance package (excluding vested benefits).

Employment Agreements

David W. Cole, Chief Executive Officer of Coinstar.    In January 2004, the Company entered into an employment agreement with our Chief Executive Officer, David W. Cole. If terminated at any time without “cause” (as defined below), Mr. Cole will be entitled to receive the following benefits:

•	termination payments equal to 12 months’ annual base salary;

•	any unpaid annual base salary that has accrued for services already performed as of the date of termination; and

•	continuation of health insurance benefits for 12 months following the date of termination.

Payments made in connection with a termination without cause shall be paid at the same interval that the payments of the employee’s salary were made to the employee immediately prior to termination. For one year following the termination of the agreement, Mr. Cole is subject to certain noncompetition provisions. In addition, Mr. Cole is subject to certain nondisclosure and nondisparagement provisions following the termination of the agreement. In the event the noncompetition, nondisclosure and nondisparagement provisions are violated within one year of the date of termination, Mr. Cole shall forfeit any remaining termination payments described above.

Brian V. Turner, Chief Financial Officer of Coinstar.    In August 2005, the Company entered into an employment agreement with our Chief Financial Officer, Brian V. Turner. If terminated at any time without “cause” (as defined below), Mr. Turner will be entitled to receive the following benefits:

•	termination payments equal to 12 months’ annual base salary;

•	any unpaid annual base salary that has accrued for services already performed as of the date of termination;

•	any prorated cash bonus accrued for services already performed as of the date of termination (provided performance targets applicable for any such bonus are met); and

•	continuation of health insurance benefits for 12 months following the date of termination.

Payments made in connection with a termination without cause shall be paid at the same interval that the payments of the employee’s salary were made to the employee immediately prior to termination. Any prorated bonus payment due to Mr. Turner shall be calculated and paid at the same time as the Company’s other executive officers. For one year following the termination of the agreement, Mr. Turner is subject to certain noncompetition provisions. In addition, Mr. Turner is subject to certain nondisclosure and nondisparagement provisions following the termination of the agreement. In the event the noncompetition, nondisclosure and nondisparagement provisions are violated within one year of the date of termination, Mr. Turner shall forfeit any remaining termination payments described above.

Randall J. Fagundo, Senior Vice President and General Manager, Entertainment.    In July 2006, the Company entered into an employment agreement with our Senior Vice President and General Manager, Entertainment, Randall J. Fagundo. If terminated at any time without “cause” (as defined below), Mr. Fagundo will be entitled to receive the following benefits:

•	termination payments equal to 12 months’ annual base salary;

•	any unpaid annual base salary that has accrued for services already performed as of the date of termination;

•	any prorated cash bonus accrued for services already performed as of the date of termination (provided performance targets applicable for any such bonus are met); and

•	continuation of health insurance benefits for 12 months following the date of termination.

Payments made in connection with a termination without cause shall be paid at the same interval that the payments of the employee’s salary were made to the employee immediately prior to termination. Any prorated bonus payment due to Mr. Fagundo shall be calculated and paid at the same time as the Company’s other executive officers. For one year following the termination of the agreement, Mr. Fagundo is subject to certain noncompetition provisions. In addition, Mr. Fagundo is subject to certain nondisclosure and nondisparagement provisions following the termination of the agreement. In the event the noncompetition, nondisclosure and nondisparagement provisions are violated within one year of the date of termination, Mr. Fagundo shall forfeit any remaining termination payments described above.

For purposes of Messrs. Cole’s, Turner’s, and Fagundo’s employment agreements described above, “cause” is defined as:

•

failure or refusal to carry out the lawful duties of the employee or any directions of the Board of Directors of Coinstar, which directions are reasonably consistent with the duties herein set forth to be performed by the employee;

•	violation by the employee of a state or federal criminal law involving the commission of a crime against Coinstar or a felony;

•

current use by the employee of illegal substances; deception, fraud, misrepresentation or dishonesty by the employee; any act or omission by the employee which substantially impairs Coinstar’s business, good will or reputation; or

•	any other material violation of any provision of the employment agreement.

Change-of-Control Agreements

The Company has entered into change-of-control agreements with Mr. Cole (January 2004) and Mr. Turner (August 2005) in conjunction with the execution of each such executive’s current employment agreement. Under the terms of the change-of-control agreements, if a change of control occurs during the period beginning on the date of the agreement and ending on the date two years following notice from us that the Company intended to terminate the agreement, then the executive is eligible to receive the following benefits if the Company terminates his employment other than for cause (as defined above in their respective employment agreements) or if the executive terminates his employment for good reason (as defined below):

•	the executive’s annual base salary through the date of termination;

•

the product of (a) the executive’s annual bonus with respect to the fiscal year in which the date of termination occurs and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365;

•	any compensation previously deferred (together with any accrued interest or earnings thereon);

•	any accrued but unpaid vacation pay; and

•	an amount as separation pay equal to the executive’s annual base salary.

Payments for base salary through date of termination, prorated bonus and deferred compensation shall be paid in a lump sum within 30 days of the date of termination. Payments for the separation pay shall be paid at regular scheduled payroll intervals over the 12-month period following termination. If the executive is terminated by reason of the executive’s death or total disability after the change of control occurs, the Company shall pay to the executive’s estate or beneficiary, as applicable, in the case of the executive’s death, the executive’s annual base salary through the date of termination, the executive’s prorated bonus (as described above), and any compensation previously deferred.

The Company entered into change-of-control agreements with Messrs. Fagundo, Verleye, and Blakely in March 2007. Under the terms of the change-of-control agreements, for two years following a change of control (the “Post-Change of Control Period”) of the Company, the employee will continue to be employed in a position reasonably commensurate with the most significant position held by the employee during the 90-day period immediately preceding the date of the change of control. During the Post-Change of Control Period, the employee will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses.

If at any time during the Post-Change of Control Period the Company terminates the employee’s employment without cause (as defined below), or the employee terminates employment with good reason (as defined below), the employee will be entitled to:

•	the employee’s annual base salary through the date of termination;

•

the product of (a) the employee’s annual bonus with respect to the fiscal year in which the date of termination occurs and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365;

•	any compensation previously deferred by the employee (together with any accrued interest or earnings thereon);

•	any accrued but unpaid vacation pay;

•	an amount as separation pay equal to the employee’s annual base salary; and

•	reimbursement of the employee’s and the employee’s dependents’ COBRA expenses for continuation coverage under the Company’s group health plans for a period of 12 months.

Payments for base salary through date of termination, prorated bonus and deferred compensation shall be paid in a lump sum within 30 days of the date of termination. Payments for the separation pay and COBRA reimbursements shall be paid at regular scheduled payroll intervals over the 12-month period following termination. If the executive is terminated by reason of the executive’s death or total disability after the change of control occurs, the Company shall pay to the executive’s estate or beneficiary, as applicable in the case of the executive’s death, the executive’s annual base salary through the date of termination, the executive’s pro-rated bonus (as described above) and any compensation previously deferred.

For purposes of Messrs. Fagundo’s, Verleye’s, and Blakely’s change-of-control agreements described above, cause is defined as:

•

failure or refusal to carry out the lawful duties of the employee or any directions of the Board of Directors of Coinstar, which directions are reasonably consistent with the duties herein set forth to be performed by the employee;

•	violation by the employee of a state or federal criminal law involving the commission of a crime against Coinstar or a felony;

•

current use by the employee of illegal substances; deception, fraud, misrepresentation or dishonesty by the employee; any act or omission by the employee which substantially impairs Coinstar’s business, good will ,or reputation; or

•	any material violation of the confidentiality, noncompetition, and/or nonsolicitation provisions to which the employee is bound.

For purposes of all of the change-of-control agreements, good reason generally includes any of the following events or the failure to cure such an event or condition within 20 days after receipt of written notice from the employee:

•	change in job duties or the assignment of job duties materially inconsistent with the employee’s job;

•	failure to pay compensation consistent with the agreement;

•	any termination of the employee’s employment that is not in accordance with the definition of cause; or

•	relocation of office more than 50 miles away.

For purposes of all of the change-of-control agreements, change of control is generally defined as:

•	a board change in which individuals who constitute the board as of the date of the agreement cease to constitute at least a majority of the board;

•

the acquisition by any individual, entity, or group of beneficial ownership of (a) 20% or more of either the then outstanding common stock or the combined voting power of the then outstanding voting securities entitled to vote in the election of directors, which acquisition is not approved in advance by a majority of the incumbent directors, or (b) 33% or more of either the then outstanding common stock or the combined voting power of the then outstanding voting securities entitled to vote in the election of directors, which acquisition is approved in advance by a majority of incumbent directors;

•	reorganization, merger, or consolidation approved by the stockholders; or

•	a complete liquidation, dissolution, or the sale or other disposition of all or substantially all of the assets.

Change-of-Control Provisions in the Company’s Equity Plans.    The 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”) provides that the plan administrator retains the discretion to do one or more of the following in the event of a merger, reorganization, or sale of substantially all of the assets of Coinstar:

•

arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise;

•	shorten the period during which options are exercisable;

•	accelerate any vesting schedule to which an option is subject; or

•	cancel vested options in exchange for a cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event.

The 2000 Amended and Restated Equity Incentive Plan (the “2000 Plan”) generally defines “Company Transaction” as a:

•	dissolution, liquidation, or sale of substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving corporation; or

•

a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

The 2000 Plan provides that (i) any surviving corporation or a parent of such surviving corporation shall assume or substitute awards or (ii) such awards shall continue in full force and effect. Awards that are assumed or substituted shall become fully vested with respect to 50% of the unvested portion in the event of termination (i) in connection with the transaction or (ii) within one year following the transaction, unless the termination by the successor company is for cause or by the employee voluntarily without good reason. In the event the surviving corporation or its parent refuses to assume or continue such awards, or to substitute awards, then, for awards held by employees, directors or consultants, awards shall be accelerated and terminated if not exercised prior to such event. For purposes of the 2000 Plan, cause is defined as, unless otherwise defined in an employment or services agreement between Coinstar and an employee, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the plan administrator, and its determination shall be conclusive and binding. Good reason under the 2000 Plan is defined as the occurrence of any of the following events or conditions and the failure of the successor company to cure any such event or condition within 30 days after receipt of written notice from the employee:

•

a change in the employee’s status, position or responsibilities (including reporting responsibilities) that, in the employee’s reasonable judgment, represents a substantial reduction in the status, position or responsibilities as in effect immediately prior thereto; the assignment to the employee of any duties or responsibilities that, in the employee’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the employee from or failure to reappoint or reelect the employee to any of such positions, except in connection with the termination of the employee’s employment for cause, as a result of his or her disability or death, or by the employee other than for good reason;

•	a reduction in the employee’s annual base salary;

•

the successor company’s requiring the employee (without the employee’s consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Company Transaction, except for reasonably required travel on the successor company’s business that is not materially greater than such travel requirements prior to the Company Transaction;

•

the successor company’s failure to (a) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Employee was participating at the time of a Company Transaction, including, but not limited to, the Plan, or (b) provide the employee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Company Transaction;

•	any material breach by the successor company of its obligations to the employee under the 2000 Plan or any substantially equivalent plan of the successor company; or

•	any purported termination of the employee’s employment or service relationship for cause by the successor company that is not in accordance with the definition of cause under the 2000 Plan.

Individual Option Grant and Restricted Stock Awards to the Named Executive Officers.    The Compensation Committee granted stock options and restricted stock awards in December 2005 and February 2007 to certain executive officers that provide for accelerated vesting upon a change of control. Options granted to Messrs. Cole and Turner in December 2005 and February 2007 fully accelerate in vesting and the restricted stock awards granted to them are no longer subject to forfeiture upon a change of control, as defined in the 1997 Plan. Restricted stock awards granted to Messrs. Fagundo, Verleye, and Blakely in December 2005 and February 2007 accelerate in vesting and are no longer subject to forfeiture if a successor company does not assume or substitute for such awards. In the event the restricted stock awards are assumed or substituted for and any of Messrs. Fagundo’s, Verleye’s, or Blakely’s employment or service relationship is terminated in connection with a change of control or within one year of the transaction without cause or by the executive for good reason, 50% of the unvested portions of the restricted stock awards automatically vest. Messrs. Fagundo’s, Verleye’s, and Blakely’s stock options granted in December 2005 and February 2007 have the same acceleration provisions as the December 2005 and February 2007 restricted stock awards. For purposes of the December 2005 and February 2007 restricted stock awards and stock options granted to Messrs. Fagundo, Verleye, and Blakely, cause and good reason are defined as described above under the 2000 Plan.

Potential Payments Upon Termination or Change of Control Table

The following table shows the estimated incremental compensation to our Named Executive Officers in the event a termination or change of control had occurred on December 29, 2006 (the last business day of 2006). The table does not include amounts payable under the Executive Deferred Compensation Plan or benefits generally available to all employees. Actual amounts payable can only be determined at the time of termination or change of control.

Name	Benefit	Before Change of Control Termination w/o Cause or for Good Reason	Change in Control(5)
David W. Cole	Cash Severance(1)	$400,014	$400,014
	Restricted Stock Acceleration(2)		$779,535
	Stock Option Acceleration(3)		$788,620
	Health and Benefits(4)	$13,586
	Total	$413,600	$1,968,169

Brian V. Turner	Cash Severance(1)	$350,168	$350,168
	Restricted Stock Acceleration(2)		$573,188
	Stock Option Acceleration(3)		$619,674
	Health and Benefits(4)	$18,527
	Total	$368,695	$1,543,030

Randall J. Fagundo	Cash Severance(1)	$325,000	$325,000
	Restricted Stock Acceleration(2)		$91,710
	Stock Option Acceleration(3)		$297,729
	Health and Benefits(4)	$14,313	$14,313
	Total	$339,313	$728,752

Stephen J. Verleye	Cash Severance(1)		$226,044
	Restricted Stock Acceleration(2)		$71,076
	Stock Option Acceleration(3)		$337,113
	Health and Benefits(4)		$10,279
	Total		$644,512

James C. Blakely	Cash Severance(1)		$247,572
	Restricted Stock Acceleration(2)		$71,076
	Stock Option Acceleration(3)		$273,675
	Health and Benefits(4)		$18,552
	Total		$610,875

(1)	Amounts reflect cash severance of one year’s annual base salary based on the executive’s 2006 annual base salary.

(2)	Calculated by multiplying the number of accelerated shares of restricted stock by $30.57 (the closing price of the Company’s common stock on December 29, 2006). For purposes of the amounts reflected in the table, we have assumed that the surviving company refused to assume or substitute the awards.

(3)	Calculated by multiplying the number of shares subject to accelerated options by $30.57 (the closing price of the Company’s common stock on December 29, 2006) less the exercise price of the stock option grant. For purposes of the amounts reflected in the table, we have assumed that the plan administrator elected to accelerate the vesting of options granted under the 1997 Plan. In addition, we have assumed that the surviving company refused to assume or substitute the awards as provided under the 2000 Plan.

(4)	Amounts reflect the continuation of COBRA premiums for 12 months following termination.

(5)	Except for the restricted stock and option acceleration, the amounts in this column assume termination of employment in connection with a change of control.

Policies and Procedures for the Review, Approval, or Ratification of Transactions With Related Persons

Policies and Procedures

The Company reviews related party transactions. Related party transactions are transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by the Company are transactions that involve amounts that would exceed $120,000 (the current threshold required to be disclosed in the proxy statement under SEC regulations, and certain other similar transactions). Pursuant to the Company’s Code of Conduct, employees have a duty to report any potential conflicts of interest to the appropriate level of management and any corporate opportunities to the Board of Directors. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. Pursuant to the Audit Committee’s charter, it has been delegated the authority to review and approve, prior to the execution of, all related party transactions.

Related Party Transactions

Incident to Coinstar’s acquisition of American Coin Merchandising, Inc. (n/k/a Coinstar Entertainment Services Inc.) (“ACMI”), we assumed a lease for a 31,000-square-foot building located in Louisville, Colorado. The lessor is a limited liability company, of which Mr. Fagundo, President of ACMI (our wholly owned subsidiary) and Senior Vice President and General Manager, Entertainment of Coinstar, is a member. ACMI’s headquarters are located in the building. The lease commenced on March 1, 2003, and requires that ACMI pay monthly rental payments ranging from $25,353 for the first year to $33,076 for the tenth year, together with additional payments for ACMI’s proportionate share of the maintenance and insurance costs and property tax assessments for the building. We believe that the terms of this lease are comparable to those that would be entered into between unrelated parties on an arm’s-length basis. Further, the Company believes that this lease transaction and relationship are reasonable and in the best interests of the Company. In 2006, we paid the lessor $443,216 under the lease agreement.

On November 1, 2005, Coinstar completed the acquisition of substantially all of the assets of The Amusement Factory, L.L.C. (“Amusement”) pursuant to an Asset Purchase Agreement dated October 18, 2005 by and among Coinstar, Amusement, Levine Investments Limited Partnership (“Levine Investments”), ACMI, and Adventure Vending Inc., a wholly owned subsidiary of ACMI (“Adventure”). In connection with closing the transaction, Adventure entered into lease agreements with affiliates of Levine Investments as described below. For a period during the year ended December 31, 2006, Levine Investments was a beneficial owner of more than 5% of Coinstar common stock. In 2006, we paid the affiliates of Levine Investments a total of $796,008 under the lease agreements.

•

Lease agreement dated November 1, 2005 with Van Nuys Airpark Building 5, LLC, an affiliate of Levine Investments, for property located in Arlington Heights, Illinois, which includes the following terms:

•	Leased space of 27,500 square feet.

•	Term expired on December 31, 2006 and was not renewed.

•	Rent of between $8,000 and $12,000 per month based on the relevant period of the lease.

•	Lease agreement dated November 1, 2005 with Van Nuys Airpark Building 5, LLC, an affiliate of Levine Investments, for property located in Van Nuys, California, which includes the following terms:

•	Leased space of 82,000 square feet.

•	Term of two years commencing on November 1, 2005.

•

Adventure has options to renew the lease for an additional three-year period and, assuming that the first renewal option has been exercised, for an additional five-year period, subject to customary termination provisions.

•	Rent of between $45,000 and $65,000 per month based on the relevant period of the lease.

•

Lease agreement dated November 1, 2005 with Levine & Riggle Rental Company Limited Partnership, an affiliate of Levine Investments, for property located in Chandler, Arizona, which includes the following terms:

•	Leased space of 9,000 square feet.

•	Rent of $4,500 per month together with additional payments for Adventure’s proportionate share of the utility costs, refuse removal and janitorial expenses for the building.

•	Lease was terminated in 2006.

Also in connection with closing the transaction, Levine Investments entered into a Voting Agreement with Coinstar that expired on November 1, 2006. The Voting Agreement provided that Levine Investments would vote its Coinstar common stock (the “Shares”) (i) in favor of each matter recommended by the Company’s Board of Directors for approval by the Company’s stockholders as contained in proxy materials or similar communications of the Company, (ii) against each matter opposed by the Company’s Board for approval by the Company’s stockholders as contained in proxy materials or similar communications of the Company, (iii) except as provided in subsection (i) above, against any proposal by a party other than the Company presented for approval by the Company’s stockholders, and (iv) in respect of any matters not covered by subsections (i) through (iii) above, in the same manner as Company-supplied proxies were to be voted when returned by the Company’s stockholders without written contrary instructions. The Voting Agreement also appointed the Company as proxy for Levine Investments to vote the Shares owned by Levine Investments in the manner set forth above.

ADDITIONAL INFORMATION

Code of Conduct and Code of Ethics

Coinstar’s Board of Directors has adopted a Code of Ethics that applies to its Chief Executive Officer and other senior financial officers and a Code of Conduct that applies to all directors, officers, and employees of the Company. A copy of each is available on the Company’s website at www.coinstar.com. Material amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of the Company’s website.

List of Stockholders of Record

In accordance with Delaware law, a list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection for any purpose germane to the meeting ten business days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices at 1800 114th Avenue S.E., Bellevue, Washington 98004, by contacting the Corporate Secretary. This list will also be available at the Annual Meeting.

Submission of Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals for the 2008 annual meeting of stockholders must be received at our principal executive offices no later than the close of business on December 31, 2007. As prescribed by Rule 14a-8(b) of the Securities Exchange Act of 1934, as amended, a stockholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the stockholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 annual meeting of stockholders, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of our 2007 Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to Corporate Secretary, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, Washington 98004. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive provided that (i) we include in our proxy statement advice to stockholders on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Stockholder-Recommended Director Nominees

The Nominating and Governance Committee will consider director nominee recommendations submitted by stockholders. Stockholders who wish to recommend a director nominee should submit their suggestions in writing to the following: Chairperson of Nominating and Governance Committee, Attn: Corporate Secretary, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, Washington 98004.

Stockholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Securities Exchange Act of 1934, as amended, and the written consent of the director nominee to be named as a nominee and to serve as a director if elected. Evaluation of any such recommendations is the responsibility of the Nominating Committee. In the event of any stockholder recommendations, the Nominating Committee will evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications With the Board of Directors

Stockholders may contact the Board of Directors as a group or any individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, Washington 98004. Stockholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed.

APPENDIX A

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(As Amended by the Board of Directors on April 16, 2007)

1.	Purposes

(a)    The purpose of the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “Plan”) is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Stock Awards.

(b)    The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)    The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) Stock Awards granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6.

2.	Definitions

(a)    “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “Award” means any Option or Stock Award.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Company” means Coinstar, Inc., a Delaware corporation.

(f)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g)    “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. The Plan Administrator, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Plan Administrator, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h)    “Director” means a member of the Board.

(i)    “Employee” means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(1)    If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq Global Select Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(l)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)    “Option” means the right to purchase Common Stock granted pursuant to the Plan.

(p)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(q)    “Participant” means the person to whom an Award is granted.

(r)    “Plan” means this Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan, as amended and restated.

(s)    “Plan Administrator” has the meaning set forth in subsection 3(c) of the Plan.

(t)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

(u)    “Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

(v)    “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 7, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

(w)    “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.	Administration

(a)    The Board shall administer the Plan unless and until the Board delegates administration to a committee or subcommittee, as provided in subsection 3(c).

(b)    The Board, or the Plan Administrator, as defined below, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Award or a combination of the foregoing; and the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award and the number of shares with respect to which an Award shall be granted to each such person.

(2)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in any Stock Award or Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3)    To amend the Plan or an Award as provided in Section 12.

(4)    To permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. Deferral of any Award payment shall satisfy the requirements for exemption from Section 409A of the Code or satisfy the requirements of Section 409A as determined by the Plan Administrator prior to such deferral.

(5)    Generally, to exercise such powers and to perform such acts as the Board or the Plan Administrator deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

(c)    The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more independent members of the Board (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (i) “outside directors” as contemplated by Section 162(m) of the Code and (ii) “non-employee directors” as contemplated by Rule 16b-3. Notwithstanding the foregoing, the Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent not inconsistent with applicable law, the Plan Administrator may authorize one or more executive Officers of the Company to grant Awards to certain eligible individuals in such amounts and at an exercise price as specifically prescribed by the Plan Administrator. Notwithstanding any other provision of the Plan, all grants of Awards to Directors shall be approved only by a committee consisting of independent members of the Board.

4.	Shares Subject to the Plan

(a)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be available for issuance pursuant to Awards shall not exceed in the aggregate Eight Million One Hundred Seventeen Thousand Two Hundred Seventy Four (8,117,274) shares of Common Stock. If any Awards shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awarded pursuant to Section 7), the stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, not more than an aggregate of Six Hundred Thousand (600,000) shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

(d)    Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in subsection 4(a), subject to the provisions of Section 11 relating to adjustments upon changes in stock.

5.	Eligibility

(a)    Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

(b)    No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Awards covering more than Five Hundred Thousand (500,000) shares of the Common Stock in any calendar year, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

6.	Option Provisions

Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Price.    The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Consideration.    The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or with a check at the time the Option is exercised, or (ii) at the discretion of the Plan Administrator (A) by tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common

Stock already owned by a Participant, provided that the Participant must have held any such shares tendered that were acquired by the Participant under a Company-sponsored stock compensation program for at least six (6) months, that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of shares being purchased under the Option, (B) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with this exercise, all in accordance with the regulations of the Federal Reserve Board, or (C) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator may, in its sole and absolute discretion at the time the Option is exercised, permit exercise of the Option by delivery of a promissory note from the Participant in a form approved by the Company, provided that the Participant is an Employee, and not an Officer or member of the Board (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System). No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. The Plan Administrator shall have the authority to determine the terms of any promissory note and permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Common Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Plan Administrator, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

(d)    Transferability.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred other than for consideration, to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)    Vesting.    The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f)    Termination of Employment or Relationship as an Employee Director or Consultant.    In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

A Participant’s Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Exchange Act or the restrictions of Rule 10b-5 under the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such requirements or restrictions.

(g)    Disability of Participant.    In the event the Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)    Death of Participant.    In the event of the death of a Participant during, or within a period specified in the Option after the termination of, the Participant’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Participant was entitled to exercise the Option at the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after the Participant’s death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)    Repricing of Options.    Except for adjustments made pursuant to Section 11, the exercise price of outstanding Options may not be reduced without stockholder approval nor may outstanding Options be cancelled or amended for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the original price (as adjusted pursuant to Section 11) of such Options without stockholder approval.

7.	Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any, which may be based on continuous service with the Company or the achievement of performance criteria related to: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price

(including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets, where such criteria may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Stock Award Agreement.

The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

(a)    Issuance of Shares.    Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

(b)    Waiver of Restrictions.    Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

(c)    Transferability.    No rights under a Stock Award Agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order so long as stock awarded under such agreement remains subject to the terms of the agreement.

8.	Covenants of the Company

(a)    During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), either the Plan, any Award or any stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

10.	Miscellaneous

(a)    The Plan Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest pursuant to subsection 6(e) or 7(b), notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)    Neither an Employee, Director or Consultant nor any person to whom an Option or an Award denominated in units is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for receipt of any shares subject to the Award pursuant to its terms.

(c)    Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as an Employee, Consultant or Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s Bylaws.

(d)    To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)    The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f)    The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes. To the extent provided by the terms of a Stock Award or Option Agreement, the person to whom an Award is granted may satisfy any federal, state or local tax withholding obligation relating to the grant, exercise, payment or settlement of an Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award (up to the employer’s minimum tax withholding rate); or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six (6) months).

(g)    Notwithstanding anything contained in the Plan to the contrary, any and all Awards, payments, distributions, deferral elections, transactions and any other actions or arrangements made or entered into pursuant to the Plan shall remain subject at all times to compliance with the requirements of Section 409A of the Code. If the Plan Administrator determines that any Award is subject to Section 409A, the agreement evidencing such

Award shall incorporate the terms and conditions required by Section 409A. If the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to the Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A or (ii) comply with the requirements of Section 409A.

(h)    The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate of the Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

11.	Adjustments Upon Changes in Stock

(a)    If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), (i) the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsections 4(a), 4(c) and 4(d), the classes(es) and maximum number of shares subject to Awards that may be granted to any person during any calendar year pursuant to subsection 5(c) and the class(es) and number of shares for which Awards may be automatically granted pursuant to a formula program established under the Plan, and (ii) the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)    In the event of a merger, reorganization or sale of substantially all the assets of the Company, the Plan Administrator, may, in its sole discretion, do one or more of the following: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the options prices and adjustments in the number and kind of securities issuable upon exercise; (ii) shorten the period during which options are exercisable; (iii) accelerate any vesting schedule to which an option is subject; or (iv) cancel vested options in exchange for cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The Plan Administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

12.	Amendment of the Plan and Awards

(a)    The Board at any time, and from time to time, may amend the Plan; provided, however, that except as provided in Section 11 relating to adjustments upon changes in stock, stockholder approval shall be required for any amendment that (i) materially increases the number of securities issuable under the Plan; (ii) materially modifies the requirements for participation in the Plan; (iii) otherwise materially amends the Plan to the extent stockholder approval is required by Nasdaq or securities exchange listing requirements; or (iv) otherwise requires stockholder approval under any applicable law or regulation.

(b)    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(e)    The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

13.	Termination or Suspension of the Plan

(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 8, 2016. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

14.	Effective Date of Plan

The Plan, as amended and restated, shall become effective on the date it is approved by the stockholders.

DIRECTIONS AND MAP

2007 Annual Meeting of Stockholders

Coinstar, Inc.

1800 114th Ave. SE

Bellevue, WA 98004

June 4, 2007—10:00 a.m. local time

From Interstate 405 northbound

Take Exit # 12 (SE 8th St.) and turn left at the end of the ramp. Go through two traffic lights. Drive approximately 100 yards and turn left at the light (114th Ave. SE) into the Bellefield Office Park. Wind through the office park until you reach a three-way stop. Veer left across the bridge. We are the first building on the left (Aspenwood).

From Interstate 405 southbound

Take Exit # 12 (SE 8th St.) and turn right at the end of the ramp. Go through two traffic lights. Drive approximately 100 yards and turn left at the light (114th Ave. SE) into the Bellefield Office Park. Wind through the office park until you reach a three-way stop. Veer left across the bridge. We are the first building on the left (Aspenwood).

From Interstate 90

Take Exit # 9 (Bellevue Way). Proceed on Bellevue Way and bear right at the second light onto 112th Avenue SE. (There are two 112th’s—turn at the second one). Turn right into the Bellefield Office Park. Turn right at the stop sign at the end of the bridge. We are the first building on the left (Aspenwood).

COINSTAR, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 4, 2007

The undersigned hereby appoints Keith D. Grinstein and Donald R. Rench, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of Coinstar, Inc. held of record by the undersigned on April 12, 2007 at the Annual Meeting of Stockholders of Coinstar, Inc. to be held at Coinstar’s corporate offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004 on Monday, June 4, 2007 at 10:00 a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting. IMPORTANT – PLEASE DATE AND SIGN ON THE OTHER SIDE.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ALL PROPOSALS REFERRED TO ON THE REVERSE SIDE.

Please vote, date, and return this proxy

in the enclosed return envelope,

which is postage prepaid if mailed in the United States.

(Continued and to be signed on other side)

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coinstar, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
C/O COMPUTERSHARE TRUST CO., INC. 350 INDIANA ST. SUITE 800 GOLDEN, CO 80401

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CNSTR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COINSTAR, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED BELOW.

Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
PROPOSAL 1:	Elect two directors for a term expiring in 2010:
01) Keith D. Grinstein
	02) Ronald B. Woodard	☐	☐	☐

Vote On Proposals		For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:	Approve an amendment to the 1997 Amended and Restated Equity Incentive Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	Ratify appointment of KPMG LLP as independent auditors.	☐	☐	☐

You can view the Annual Report and Proxy Statement on the internet at: http://www.Coinstar.com.

Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date